                            ASSET PURCHASE AGREEMENT
                                     AMONG
                           THE FOREFRONT GROUP, INC.,
                                 MARTIN MAZNER
                                 HAL SCHECTMAN
                               CHRIS KIRKPATRICK
                                      AND
                             BOOKMAKER CORPORATION



                              DATED: JUNE 12, 1996

                               TABLE OF CONTENTS

                            ASSET PURCHASE AGREEMENT

                                                                            Page
                                                                            ----

                                   ARTICLE I
                                    GENERAL

     1.1  Certain Definitions.............................................    1
     1.2  Agreement to Purchase and Sell..................................    2
     1.3  Purchase Price..................................................    5
     1.4  Payment of Purchase Price.......................................    7
     1.5  Assumption of Liabilities.......................................    8
     1.6  Instruments of Transfer; Further Assurances.....................   10
     1.7  Value Assigned to the Assets....................................   10

                                  ARTICLE II
                        REPRESENTATIONS AND WARRANTIES

     2.1  Representations and Warranties of Sellers.......................   10
     2.2  Representations and Warranties of Purchaser.....................   29

                                  ARTICLE III
                   CONDUCT AND TRANSACTIONS PRIOR TO CLOSING

     3.1  Access to Records and Properties; Confidentiality...............   31
     3.2  Operation of Seller Corp........................................   32
     3.3  Consents........................................................   33
     3.4  No Public Announcements or Negotiation with Others..............   34
     3.5  Best Efforts to Satisfy Conditions..............................   34
     3.6  Insurance.......................................................   34
     3.7  Payment of Liabilities..........................................   35
     3.8  Change of Seller Corp.'s Name...................................   35
     3.9  Tax Matters.....................................................   35
    3.10  Tax Free Reorganization.........................................   36
    3.11  Liquidation of Seller Corp......................................   36

                                  ARTICLE IV
                             CONDITIONS OF CLOSING

     4.1  Conditions of Obligations of Purchaser..........................   36
     4.2  Conditions of Obligations of Sellers............................   37
     4.3  Opportunity to Cure.............................................   38


                                   ARTICLE V
                   CLOSING DATE AND TERMINATION OF AGREEMENT

     5.1  Closing Date....................................................   39
     5.2  Termination of Agreement........................................   39

                                  ARTICLE VI
                          INDEMNIFICATION AND ESCROW

     6.1  Survival of Representations and Warranties......................   40
     6.2  Indemnity.......................................................   40
     6.3  Procedure.......................................................   41
     6.4  No Third Party Beneficiaries....................................   42

                                  ARTICLE VII
                                 MISCELLANEOUS

     7.1  Further Actions.................................................   42
     7.2  No Broker.......................................................   42
     7.3  Expenses........................................................   42
     7.4  Entire Agreement................................................   42
     7.5  Descriptive Headings............................................   43
     7.6  Notices.........................................................   43
     7.7  Governing Law...................................................   44
     7.8  Assignability...................................................   44
     7.9  Waivers and Amendments..........................................   44
    7.10  Third Party Rights..............................................   44
    7.11  Severability....................................................   44
    7.12  Counterparts....................................................   44
    7.13  Tax Effects of Transaction......................................   44
    7.14  Employees.......................................................   44
    7.15  Access to Records...............................................   45
    7.16  Disclosure......................................................   46

Annex A - Definitions
- -------

Schedules
- ---------
Schedule 1.2(b)(1)              Scheduled Leases
Schedule 1.2(b)(2)              Fixtures and Improvements
Schedule 1.2(b)(3)              Realty Rights
Schedule 1.2(b)(4)              Equipment
Schedule 1.2(b)(5)              Permits
Schedule 1.2(b)(6)              Intangible Assets
Schedule 1.2(b)(8)              Scheduled Contracts
Schedule 1.2(b)(10)             Backlog Orders
Schedule 1.2(b)(12)             Bank Accounts
Schedule 1.2(c)                 Excluded Assets
Schedule 1.5(a)(2)              Certain Liabilities
Schedule 1.7                    Value Assigned to Assets
Schedule 2.1(a)                 Jurisdictions Where Qualified to do Business
Schedule 2.1(b)                 Consents and Authorization
Schedule 2.1(c)                 Financial Statements
Schedule 2.1(d)                 Permitted Encumbrances
Schedule 2.1(e)                 Insurance Policies
Schedule 2.1(f)                 Claims, Actions, Suits or Proceedings
Schedule 2.1(i)                 Instruments
Schedule 2.1(j)                 Employee Plans and Agreements
Schedule 2.1(k)                 Labor and Employee Relations
Schedule 2.1(l)                 Material Adverse Changes
Schedule 2.1(n)                 Material Contracts
Schedule 2.1(p)                 Environmental
Schedule 2.1(s)                 Pricing
Schedule 2.1(u)                 Similar Names
Schedule 2.1(v)                 Customers and Suppliers
Schedule 2.1(w)                 Shareholders' Claims

Exhibits
- --------
Exhibit 1.2(e)                  Non-Competition Agreement
Exhibit 1.4(b)                  Escrow Agreement
Exhibit 1.6(1)                  General Conveyance, Transfer and Assignment
Exhibit 1.6(2)                  Assumption Agreement
Exhibit 3.1                     Confidentiality Agreement
Exhibit 4.1(c)                  Seller's (R)Counsel Opinion
Exhibit 4.1(d)(1)               Employment Agreement - Martin Mazner
Exhibit 4.1(d)(2)               Employment Agreement - Hal Schectman
Exhibit 4.1(d)(3)               Employment Agreement - Chris Kirkpatrick
Exhibit 4.1(e)                  Registration Rights Agreement
Exhibit 4.2(c)                  Purchaser's Counsel Opinion

                            ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into as of this 12th day of June, 1996 by and among The ForeFront Group, Inc., a Delaware corporation ("Purchaser"), having its principal place of business in Houston, Texas, Martin Mazner ("Mazner"), Hal Schectman ("Schectman"), and Chris Kirkpatrick ("Kirkpatrick"), individuals residing in California (together, the "Shareholders"), and Bookmaker Corporation, a California corporation ("Seller Corp"), having its principal place of business in Palo Alto, California (the Shareholders and Seller Corp. being collectively referred to herein as "Sellers").

     WHEREAS, Purchaser is engaged in the business of developing, marketing and supporting client, server and integrated applications software products that enable the capture, organization and exchange of information over the Internet and private computer networks;

     WHEREAS, Seller Corp. is engaged in the business of developing, producing and selling software products, including products that allow a user to download and print information from the Internet and intranets;

     WHEREAS, the Shareholders own in excess of forty percent (40%) of the capital stock of Seller Corp., are the sole officers and are directors of Seller Corp.;

     WHEREAS, Seller Corp. desires to sell to Purchaser the business of Seller Corp. as a going concern and together therewith all of the assets of Seller Corp. (collectively, the "Business"), and Purchaser desires to purchase the Business, upon the terms and conditions hereinafter set forth; and

     WHEREAS, Seller Corp. and Purchaser desire that the transfer of assets contemplated hereunder shall constitute a tax-free reorganization within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the mutual benefits to be derived and the representations and warranties, conditions and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                    GENERAL
                                    -------

     1.1 Certain Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings set forth in Annex A hereto.

     1.2  Agreement to Purchase and Sell.

          (a) Subject to the terms and conditions of this Agreement, Seller Corp. agrees to sell, convey, transfer, assign and deliver to Purchaser, and Purchaser agrees to purchase from Seller Corp., all of Seller Corp.'s assets, rights, franchises and properties, whether now or hereafter existing or acquired, on the Effective Time of Closing (which assets, rights, franchises and properties are herein collectively referred to as the "Assets" and individually referred to as an "Asset"), free and clear of all Liens other than Permitted Encumbrances. The Assets shall include, without limitation, the Assets described in Section 1.2(b); provided that the Assets shall not include any of the Excluded Assets.

          (b) The Assets shall include the following:

          (1) Leased Property. The leasehold estates of Seller Corp. on which the Business or any part thereof is conducted, including the leasehold estates created and/or otherwise evidenced by, or described in, the leases described in
Schedule 1.2(b)(1) hereto (the "Scheduled Leases") and including all rights of Seller Corp. pertaining to tenements, hereditaments, easements, rights-of-way and rights of ingress or egress pertaining thereto (collectively, the "Leased Property").

          (2) Fixtures and Improvements. All of Seller Corp.'s estates, rights, titles and interests in and to all structures, fixtures, construction in progress, improvements, betterments, installations and additions constructed, erected or located on or attached or affixed to the Leased Property (collectively, the "Fixtures and Improvements"), including the leasehold improvements and other items described in Schedule 1.2(b)(2) hereto.

          (3) Realty Rights. All of Seller Corp.'s estates, rights, titles and interests in and to all tenements, hereditaments, easements, rights-of-way, rights, licenses, patents, rights of ingress and egress, reversionary interests, privileges and appurtenances belonging, pertaining or relating to the Leased Property, including, without limitation, the easements, rights-of-way and other interests described in Schedule 1.2(b)(3) hereto, any and all of Seller Corp.'s rights to the present or future use of wastewater, wastewater capacity, drainage, water or other utility facilities relating to the Leased Property, including, without limitation, all of Seller Corp.'s reservations of or commitments or letters covering any such use in the future, whether now owned or hereafter acquired, and the entire right, title and interest of Seller Corp., if any, in, to and under all streets, ways, alleys, passages, strips, gores, pipes, pipelines, sewers, sewer rights, ditches, waters, water courses, water rights and powers, air rights, railroad sidings, minerals, mineral rights and mineral interests adjoining, upon, above, in, under or pertaining to the Leased Property, all of Seller Corp.'s options and rights to purchase or otherwise acquire real property that is adjacent to or nearby the Leased Property, and all claims or demands whatsoever of Seller Corp., either in law or in equity, with respect to the Leased Property, including, without limitation, any unpaid awards to be made relating thereto, including any unpaid awards or damages payable by reason of damage thereto or by reason of a widening of any adjoining streets or roads or a changing of the grade with respect to same (the "Realty Rights").

          (4) Equipment. All of Seller Corp.'s right, title and interest in and to the furniture, fixtures, equipment, machinery, apparatus, tools, dies, appliances, vehicles, implements, spare parts, supplies and all other tangible personal property of every kind and description owned or leased by Seller Corp. and located either on the Leased Property or elsewhere insofar as any of the foregoing relates to the Business (collectively, the "Equipment"). The Equipment includes, without limitation, all of the items listed in Schedule 1.2(b)(4) hereto.

          (5) Permits. All right, title and interest of Seller Corp. in, to and under all Permits relating to the Business or all or any of the Assets, including those listed in Schedule 1.2(b)(5) hereto.

          (6) Intangible Assets. All right, title and interest of Seller Corp. in, to and under all (i) patents, trademarks, technology, know-how, data, copyrights, trade names, service marks, licenses, trade secrets, software programs, covenants by others not to compete, rights and privileges used in the conduct of the Business and other intellectual property (collectively, the "Intellectual Property"), (ii) the right to recover for infringement of any Intellectual Property, and (iii) all goodwill associated with the Business in connection with which any of the Intellectual Property is used (collectively, the "Intangible Assets"). The Intangible Assets include, without limitation, all of the items listed in Schedule 1.2(b)(6) hereto.

              (7) Goodwill. The goodwill and going concern value of the Business.

          (8) Scheduled Contracts. All right, title and interest of Seller Corp. in, to and under all operating leases and other contracts and agreements (including, without limitation, employment agreements, if any), in any way relating to the Business, including, without limitation, those described in
Schedule 1.2(b)(8) hereto (such scheduled leases, contracts and other agreements, collectively, the "Scheduled Contracts") and all of Seller Corp.'s rights (including, without limitation, rights of refund, rebate and offset), privileges, deposits, claims, causes of action and options relating or pertaining thereto or any thereof.

          (9) Inventories. All of Seller Corp.'s inventories located either at the location of the Business or elsewhere insofar as any of the foregoing relates to the Business, including, without limitation, finished goods, work-in-progress, raw materials, supply inventories, and other inventories (the "Inventories").

          (10) Backlog Orders. All of Seller Corp.'s orders and contracts for products manufactured or services rendered by Seller Corp. which are (i) accepted by Seller Corp. in the ordinary course of business prior to the Effective Time of Closing or (ii) listed in Schedule 1.2(b)(10) hereto and, in each case, not filled or performed prior to the Effective Time of Closing (the "Backlog Orders").

          (11) Accounts. All accounts receivable of Seller Corp. and all other rights of Seller Corp. to payment for goods sold or leased or for services rendered, including without limitation, those which are not evidenced by instruments or chattel paper, whether or not they have been earned by performance or have been written off or reserved against as a bad debt or doubtful account in any Financial Statements; together with all instruments and all documents of title representing any of the foregoing, all rights in any merchandise or goods which any of the same represent, and all rights, title, security and guaranties in favor of Seller Corp. with respect to any of the foregoing, including, without limitation, any right of stoppage in transit (collectively, the "Accounts").

          (12) Cash and Bank Accounts. The bank accounts described on Schedule 1.2(b)(12) (including all cash on deposit in such accounts and uncleared deposits in such accounts), the petty cash of Seller Corp., all temporary cash investments and instruments representing same (including without limitation marketable securities), and all other cash and cash equivalents of Seller Corp.

          (13) Books and Records. All of Seller Corp.'s books, records, papers and instruments of whatever nature and wherever located that relate to the Business or the Assets or which are necessary or appropriate in order for Purchaser to conduct the Business from and after the Effective Time of Closing in the manner in which it is presently being conducted, including, without limitation (to the extent the same exist), accounting and financial records, personnel and labor relations records, sales and property tax records and returns, sales records, customer lists and other customer data (including credit data) and the supplier list and other supplier data relating to the purchase of utilities and other supplies used in connection with the Business (the "Records").

          (14) Prepaid Expenses and Current Assets. All right, title and interest of Seller Corp. in and to all prepaid rentals, other prepaid expenses, bonds, deposits and financial assurance requirements, and other current assets relating to any of the Assets or the Business, including without limitation, all prepaid expenses of the nature described in the Interim Balance Sheet but excluding any deferred income taxes and prepaid insurance premiums.

          (15) Insurance Proceeds, Etc. All insurance proceeds and insurance claims of Seller Corp. relating to all or any part of the Assets (except rebates of insurance premiums in respect of periods prior to the Effective Time of Closing, which rebates shall remain the property of Seller Corp.) and, to the extent transferable, the benefit of and the right to enforce the covenants and warranties, if any, that Seller Corp. is entitled to enforce with respect to the Assets against Seller Corp.'s predecessors in title to the Assets.

          (16) Computers. All right, title and interest of Seller Corp. in computer equipment and hardware, including, without limitation, all central processing units, terminals, disk drives, tape drives, electronic memory units, printers, keyboards, screens, peripherals (and other input/output devices), modems and other communication controllers, and any and all parts and appurtenances thereto, together with all intellectual property owned by Seller Corp. and used in the operation of such computer equipment and hardware, including, without limitation, all software, all of Seller Corp.'s rights under any licenses related to Seller Corp.'s use, at any time, of such computer equipment, hardware or software, and all of Seller Corp.'s rights in leases pursuant to which Seller Corp. leases any computer equipment, hardware or software; insofar and only insofar as any of the foregoing relates to the Business.

          (17) Name. All of Seller Corp.'s rights, title and interest in the name "Bookmaker Corporation" and all related names.

          (18) Telephone Numbers. All of Seller Corp.'s right to telephone numbers used exclusively in the Business.

          (19) Other Intangibles. All right, title and interest of Seller Corp. in, to and under all rights, privileges, claims, causes of action, and options relating or pertaining to the Business or the foregoing Assets.

          (20) Other Property. All other or additional privileges, rights, interests, properties and assets of Seller Corp. of every kind and description and wherever located that are used or intended for use in connection with, or that are necessary to the continued conduct of, the Business as presently being conducted.

          (c) The Assets shall not include any of the assets of Seller Corp., as of the Effective Time of Closing, set forth on Schedule 1.2(c) hereto (the "Excluded Assets").

          (d) Seller Corp. agrees to assign to Purchaser, and Purchaser agrees to assume, perform and discharge all of the liabilities, duties and obligations of Seller Corp. which arise after the Effective Time of Closing under the Scheduled Leases.

          (e) The Sellers agree to enter into a non-competition agreement with Purchaser in the form of Exhibit 1.2(e) hereto ("Non-Competition Agreement").

     1.3 Purchase Price. (a) The purchase price (the "Purchase Price") for the Assets shall be the sum of (i) a number of shares of the Common Stock of Purchaser ("Purchaser Common Stock") equal to 248,375 shares (the "Closing Shares"), which represents the sum of Three Million Dollars divided by Twelve Dollars per share, less the amount of cash set forth on Schedule 1.2(c) and withheld by Seller Corp. as Excluded Assets, payable as provided in Section 1.4,
(ii) subject to the terms of Section 1.3(b), a number of Shares (the "Earnout Shares") of Purchaser Common Stock equal to Two Million Seven Hundred Thousand Dollars ($2,700,000), determined and payable as provided in Section 1.4; and
(iii) the liabilities of Seller Corp. assumed by Purchaser under Section 1.5.

          (b) Notwithstanding anything in Section 1.3(a) to the contrary, in the event that (i) the Gross Revenue attributable to the Business purchased by Purchaser for calendar year 1996 (provided that no more than $695,534 in Gross Revenue shall be attributable to the period from January 1, 1996 through the May 31, 1996) and the PBIT attributable to the Business purchased by Purchaser for the period from the Closing Date through December 31, 1996 are not equal to or greater than the levels set out below for such periods (the "1996 Earnout Period"), or (ii) the Gross Revenue and PBIT attributable to the Business purchased by Purchaser for calendar year 1997 (the "1997 Earnout Period") are not equal to or greater than the levels set out below for such period, then in each such event a portion of the Purchase Price up to Two Million Seven Hundred Thousand Dollars ($2,700,000), as set forth below, shall be subject to adjustment and forfeiture as provided herein and the number of Earnout Shares issuable to Seller Corp. or its assigns in payment of the Purchase Price pursuant to Section 1.4 shall be reduced accordingly. The required levels of Gross Revenue and PBIT are as follows:


                                   PURCHASE PRICE FORFEITED ($000)
                          --------------------------------------------------
                                             PBIT LESS THAN
               REVENUE                       $100K BUT MORE   PBIT MORE THAN
PERIOD       ($ MILLION)  PBIT LESS THAN $0      THAN $0          $100K
- ------       -----------  -----------------  ---------------  --------------
1996/(1)/           2.9                 675              450               0
                    2.8                 900              540             180
                    2.7                 900              630             360
                    2.6                 900              720             540
                    2.5                 900              810             720

============================================================================

1997                  8               1,800            1,800               0
                      7               1,800            1,800             225
                      6               1,800            1,800             450
                      5               1,800            1,800             630
                      4               1,800            1,800           1,350

- -------------------
/(1)/ PBIT for 1996 shall be determined on the basis of the period from the Closing Date through December 31, 1996.

          (c) From the Closing Date through and including December 31, 1997, Purchaser agrees that it will use its reasonable best efforts to conduct the Business in a manner which is consistent with usual and customary practices and with the manner in which the Business was conducted by Seller Corp. prior to Closing, and that it will recognize revenue attributable to the products and services acquired by Purchaser hereunder, allocate overhead, and take such other actions with respect to the calculation of the Gross Revenue and PBIT milestones as are usual and customary and in accordance with generally accepted accounting principles ("GAAP"). Purchaser also agrees that, in connection with any products purchased from Seller Corp. hereunder which are bundled with other products of Purchaser, it will allocate the revenue attributable to such products on the basis of: (i) for retail products, an agreed upon percentage no less than the weighted average retail prices of the individual products of Purchaser and Seller Corp. which are bundled together; and (ii) for other sales including sales to original equipment manufacturers on such basis as agreed to by the parties thereto or their assigns.


     1.4 Payment of Purchase Price. (a) At the Closing, (i) subject to Section 1.5(d), Purchaser shall issue to Seller Corp. a stock certificate or stock certificates as requested by Seller Corp. representing the Closing Shares and
(ii) Purchaser shall assume the Assumed Liabilities; provided that ninety percent (90%) of the Closing Shares shall be delivered to Seller Corp. at the Closing, and the remaining ten percent (10%) of the Closing Shares (the "Escrow Shares") shall be delivered to the Escrow Agent at Closing and held by the Escrow Agent in escrow (the "Escrow") pursuant to the terms of Article VI hereto and the Escrow Agreement.

          (b) At the Closing, Purchaser and Seller Corp. shall enter into that certain Escrow Agreement in the form attached as Exhibit 1.4(b) (the "Escrow Agreement"), and Purchaser shall issue to Seller Corp. a stock certificate for 115,129 shares of Purchaser Common Stock, representing that number of shares of Purchaser Common Stock equal to One Million Five Hundred Sixty Thousand Dollars ($1,560,000) divided by $13.55 (the "Fixed Earnout Shares"), and (ii) a stock certificate for 84,133 shares of Purchaser Common Stock, representing that number of shares of Purchaser Common Stock equal to One Million One Hundred Forty Thousand Dollars ($1,140,000) divided by $13.55 (the "Variable Earnout Shares"). The Fixed Earnout Shares and the Variable Earnout Shares are sometimes hereinafter collectively referred to as the "Earnout Shares." All of the Earnout Shares shall be delivered to the Escrow Agent at the Closing to be held in Escrow pursuant to the Escrow Agreement. One-third of the Fixed Earnout Shares and the Variable Earnout Shares, less any Earnout Shares which have been forfeited pursuant to Section 1.3(b) hereof, shall be released from Escrow by the Escrow Agent on or before April 30, 1997, and two-thirds of the Fixed Earnout Shares and the Variable Earnout Shares, less any Earnout Shares which have been forfeited pursuant to Section 1.3(b) hereof, shall be released from Escrow by the Escrow Agent on or before April 30, 1998; provided however, that the number of Variable Earnout Shares which have been earned on such dates shall be adjusted to be equal to (x) in the case of those shares issuable on or before April 30, 1997, an amount equal to the result obtained by (i) multiplying the difference between $900,000 and the amount of the Purchase Price forfeited for such 1996 Earnout Period pursuant to Section 1.3(b) times a fraction, the numerator of which is 1.14 and the denominator of which is 2.7, and (ii) dividing the result obtained in (x)(i) by the average of the closing prices for Purchaser Common Stock as reported on the Nasdaq Stock Market for the twenty
(20) trading days ending on December 31, 1996, and (y) in the case of those shares issuable on or before April 30, 1998, an amount equal to the results obtained by (i) multiplying the difference between $1,800,000 and the amount of the Purchase Price forfeited for such 1997 Earnout Period pursuant to Section 1.3(b) times a fraction, the numerator of which is 1.14 and the denominator of which is 2.7, and (ii) dividing the result obtained in (y)(i) by the average of the closing prices for Purchaser Common Stock as reported on the Nasdaq Stock Market for the twenty (20) trading day ending on December 31, 1997. Any Earnout Shares which are forfeited pursuant to Section 1.3(b) shall reduce the number of Fixed Earnout Shares and Variable Earnout Shares on a pro rata basis. Any Earnout Shares which have not been delivered by the Escrow Agent to Seller Corp. or its assigns at April 30, 1998 and with regard to which there is no dispute among the parties, shall be returned to Purchaser pursuant to the terms of the Escrow Agreement and canceled, and Seller Corp. and the Shareholders shall have no further right, title or interest therein. Seller Corp. or its assigns shall be entitled to direct the voting of all Earnout Shares held by the Escrow Agent, and any dividends declared on the Purchaser Common Stock by Purchaser during the time that such shares are held by the Escrow Agent shall be delivered to the Escrow Agent and, upon delivery of Earnout Shares to Seller Corp., the applicable dividend, if any, attributable to such Earnout Shares shall be delivered to Seller Corp. Any dividends attributable to Earnout Shares which were not delivered to Seller Corp. by the Escrow Agent by April 30, 1998 shall be returned to Purchaser with the corresponding Earnout Shares.

          (c) Notwithstanding anything in Section 1.4(b) to the contrary, under no circumstance shall the number of Earnout Shares delivered to Seller Corp. or its assigns exceed the number of Closing Shares delivered or deliverable hereunder.

     1.5  Assumption of Liabilities.

          (a) The sole liabilities assumed by Purchaser hereunder (the "Assumed Liabilities") are:

          (1) the rights and obligations of Seller Corp. to perform (i) the Scheduled Contracts specifically set forth in Schedule 1.2(b)(9) to the extent the Scheduled Contracts have not been performed at the Effective Time of Closing and (ii) the Scheduled Leases specifically set forth in Schedule 1.2(b)(1) to the extent the Scheduled Leases remain in effect at the Effective Time of Closing;

          (2) the liabilities of Seller Corp. at the Effective Time of Closing
(i) to the extent that such liabilities are reflected in the Interim Balance Sheet or incurred in the ordinary course of the Business between the date of the Balance Sheets and the Effective Time of Closing, not paid at the Effective Time of Closing and which are listed on Schedule 1.5(a)(2) hereto, and (ii) to the extent that such liabilities are not reflected on Schedule 1.5(a)(2), but were incurred in the ordinary course of the Business between the date of the Balance Sheets and the Effective Time of Closing, and are not paid at the Effective Time of Closing in an amount not in excess of $1,000 per liability and $10,000 in the aggregate (the parties hereto agree that, in determining whether one or more liabilities are discrete or part of the same liability for purposes of this section, any reasonable basis for distinction shall be employed); and

          (3) all State sales Taxes resulting from the Transaction.

          (b) Except as otherwise provided in Section 1.5(a), Purchaser does not assume or agree to pay, perform or discharge, and shall not be responsible for, any other liabilities or obligations of Seller Corp., whether accrued, absolute, contingent or otherwise, including without limitation, liabilities or obligations based on, arising out of or in connection with:

          (1) any defects in Products manufactured or sold by Seller Corp.;

          (2) defective performance of any Scheduled Contract by Seller Corp. prior to the Effective Time of Closing or Seller Corp.'s defaults under any Scheduled Lease prior to the Effective Time of Closing;

          (3) any Federal, state, local, foreign or other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, customs, duties, or other taxes, fees, assessments or charges of any nature whatsoever (including without limitation interest, penalties, additions to tax, or additional amounts with respect thereto) imposed by any law, rule or regulation (collectively, "Taxes") which are attributable or relating to the assets or the business of Seller Corp. for any periods ending on or before the Effective Time of Closing, or which may be applicable because of Seller Corp's sale of the Business or any of the Assets to Purchaser (collectively, "Tax Obligations") except for income Taxes payable by Purchaser and as otherwise provided in Section 1.5(a)(3).

          (4) any lease obligations or indebtedness of Seller Corp. (except as provided in Section 1.5(a)(1);

          (5) any claims by any of Seller Corp.'s directors, officers, employees or shareholders relating to this Agreement or its performance or consummation, or any claims by any of them relating to or arising out of (i) their employment (including without limitation any modification or termination thereof) by Seller Corp., (ii) any employment contract or (iii) any pension or other benefit liabilities of Seller Corp.;

          (6) any unlicensed or other unauthorized use by Seller Corp. prior to the Effective Time of Closing of any patented or unpatented invention, trade secret, copyright, trademark or other industrial property right;

          (7) any dividend or other distribution declared or otherwise payable by Seller Corp; or

          (8) any note, account payable or other obligation to any Seller or any Affiliate thereof.

          (c) Except for those subsections in this Section 1.5 which provide for direct payment or credit or earlier settlement and payment between the parties, within five (5) working days following the Effective Time of Closing, Seller Corp. and Purchaser shall undertake in good faith mutually to agree upon and execute and deliver to each other a closing statement setting forth the determination of the items to be prorated and accounted for hereunder, and the net amount due, if any, to either Seller Corp. or Purchaser, as the case may be, shall be paid within two (2) business days following the receipt of the final closing statement by certified or bank cashier's check payable to the order of the party entitled thereto. If the parties are unable within said five (5) day period to agree upon the appropriate proration of or payment due for an item of revenue or expense or other item pursuant to this Section 1.5, then the parties shall employ the Houston, Texas office of Arthur Andersen LLP, or such other nationally recognized accounting firm as may be selected by the parties, as independent certified public accountants (the "Accountant"), to determine the amount of the proration or payment as of the Effective Time of Closing consistent with the provisions of this Agreement. The Accountant shall make such determination as promptly as possible, and in no event later than forty-five (45) days following such employment. The amount of the proration or payment as of the Effective Time of Closing as determined by the Accountant shall be final and binding upon the parties, each of whom hereby consents to the procedure herein set forth. The Accountant's fees shall be evenly divided between the parties.

          (d) If the current liabilities as disclosed on the Financial Statements and assumed by Purchaser hereunder is greater than the value of the current assets as disclosed on the Financial

Statements, then such excess liability amount shall be divided by the ForeFront Stock Price (the "Excess Liability Amount"). The number of Shares to be issued by Purchaser to Seller Corp. pursuant to Section 1.4 hereof shall be reduced by the number of shares of Purchaser Common Stock equal to the Excess Liability Amount.

     1.6 Instruments of Transfer; Further Assurances. In order to consummate the transactions contemplated hereby, at the Closing, Seller Corp. shall execute and deliver to Purchaser a completed General Conveyance, Transfer and Assignment, in the form attached as Exhibit 1.6(1) hereto ("General Conveyance, Transfer and Assignment"), covering all of the Assets, and Purchaser shall execute and deliver to Seller Corp. a completed Assumption Agreement, in the form attached as Exhibit 1.6(2) ("Assumption Agreement"), covering the Scheduled Contracts and Scheduled Leases. At the Closing, and at all times thereafter as may be necessary, the parties shall execute (1) such other instruments of transfer as shall be reasonably necessary or appropriate to vest in Purchaser title to the Assets and to comply with the purposes and intent of this Agreement and (2) such other instruments as shall be reasonably necessary or appropriate to evidence the assignment by Seller Corp. of the Assets and assumption by Purchaser of the Scheduled Contracts, the Scheduled Leases and certain other liabilities to the extent provided in Section 1.5(a).

     1.7 Value Assigned to the Assets. Purchaser and Sellers hereby agree on the proportion of the consideration to be allocated to each of the Assets purchased pursuant to this Agreement as shall have been proposed by Purchaser and reasonably approved by Sellers, as set forth on Schedule 1.7 hereto, and Purchaser and Sellers agree that they shall not thereafter take any position or action inconsistent with such allocation in the filing of any federal income tax returns.

                                  ARTICLE II

                        REPRESENTATIONS AND WARRANTIES

     2.1 Representations and Warranties of Sellers. Sellers, jointly and severally, represent and warrant to Purchaser that the following are true and correct on and as of the date of this Agreement:

          (a) Organization and Good Standing of Seller Corp. Seller Corp. is a corporation duly organized, validly existing and in good standing under the laws of the State of California and is qualified to transact business and is in good standing as a foreign corporation in the jurisdictions (which are listed in Schedule 2.1(a)) where it is required to qualify in order to conduct its businesses as presently conducted except where the failure to be so qualified would not have a Material Adverse Effect. Seller Corp. has the corporate power and authority to own, lease or operate all properties and assets now owned, leased or operated by it and to carry on its businesses as now conducted. Seller Corp. has heretofore delivered to Purchaser complete and correct copies of its Articles of Incorporation and Bylaws, as amended and in effect on the date hereof.

          (b) Consents, Authorizations and Binding Effect.

          (1) Sellers may execute, deliver and perform this Agreement (including without limitation execution, delivery and performance of the Operative Documents to which each of them is a party) without the necessity of any of Sellers obtaining any consent, approval, authorization or waiver or giving any notice or otherwise, except for such consents, approvals, authorizations, waivers and notices:

     (i) which have been obtained and are unconditional and are in full force and effect and such notices which have been given;

     (ii) which are described on Schedule 2.1(b); or

     (iii) which, if not obtained, would not cause a Material Adverse Effect.

          (2) Seller Corp. has the corporate power to enter into this Agreement and to carry out its respective obligations hereunder. This Agreement has been duly authorized, executed and delivered by Seller Corp. and constitutes the legal, valid and binding obligation of Seller Corp., enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, reorganization, fraudulent conveyance, insolvency and similar laws of general application relating to or affecting the enforcement of rights of creditors or general principles of equity.

          (3) The execution, delivery and performance of this Agreement by Seller Corp. does not and will not:

     (i) constitute a violation of its Articles of Incorporation, as amended, or its Bylaws, as amended;

     (ii) except as set forth herein or in the Operative Documents, result in any Lien against the Assets;

     (iii) constitute a material violation of any material statute, judgment, order, decree or regulation or rule of any Governmental Body applicable or relating to any of Sellers or the Assets or the Business; or

      (iv) conflict with, or constitute a breach or default under, or give rise to any right of termination, cancellation or acceleration under, any term or provision of any material contract, agreement, lease, mortgage, deed of trust, commitment, license, franchise, Permit, authorization or any other instrument or obligation to which any of Sellers is a party or by which their respective assets are bound, or an event which with notice, lapse of time, or both, would result in any such conflict, breach, default or right other than those breaches, defaults or violations which Sellers shall have cured on or before the Effective Time of Closing.

          (4) Without limiting the foregoing, the execution, delivery and performance of the Operative Documents, and consummation of the transactions contemplated thereby, have been duly authorized and approved by the Board of Directors and shareholders of Seller Corp. without dissent.

          (c) Financial Statements, Etc.. The following unaudited financial statements of Seller Corp. have been delivered to Purchaser and are attached as
Schedule 2.1(c):

          (1) the unaudited consolidated balance sheet of Seller Corp. as of December 31, 1995 (the "Unaudited Balance Sheet") and 1994 and the related unaudited statements of operations, of stockholder's equity and of cash flows for the three-year period ended December 31, 1995, together with related notes and schedules, (such balance sheets, the related statements of operations, of stockholder's equity and of cash flows, and the related notes and schedules being hereinafter together referred to as the "Unaudited Financial Statements"); and

          (2) the unaudited consolidated balance sheet of Seller Corp. as of May 31, 1996 (the "Interim Balance Sheet") and the related unaudited statements of operations, of stockholder's equity and of cash flows for the five-month periods then ended (together with related notes and schedules) (such balance sheets, the related statements of operations, of stockholder's equity and of cash flows, and the related notes and schedules being hereinafter together referred to as the "Interim Financial Statements").

          The Unaudited Financial Statements and the Interim Financial Statements (collectively, the "Financial Statements"), including the related notes and schedules, have been prepared from the books and records of Seller Corp. in conformity with GAAP applied on a basis consistent with preceding years and throughout the periods involved and present fairly the financial position of Seller Corp. as of the dates of such statements, subject to year-end adjustments made consistent with GAAP with respect to the Interim Financial Statements.

          The trade accounts and other receivables of Seller Corp. which are classified as current assets on the Unaudited Balance Sheet and the Interim Balance Sheet (collectively, the "Balance Sheets") are bona fide receivables, were acquired in the ordinary course of business, are stated in accordance with GAAP and, subject to the reserve for doubtful accounts, need not be written-off as uncollectible.

          The inventories of Seller Corp. reflected on the Balance Sheets have been valued in accordance with GAAP, and the value of obsolete materials and materials of below standard quality has been written down or reserved against in accordance with GAAP. There have been no write-ups of inventories or other assets except as set forth in Schedule 2.1(c).

          The aggregate fair market value (on a going concern basis) of the Equipment and Vehicles is at least equal to the aggregate net book value thereof as set forth on the Interim Balance Sheet.

          Seller Corp. has no liabilities of the type and in amounts required to be reflected or disclosed in a balance sheet (or notes thereto) prepared in accordance with GAAP other than:

     (i) those set forth or reserved against in the Interim Balance Sheet;

     (ii) those incurred since the date of the Interim Balance Sheet in the ordinary course of business;

     (iii) those disclosed on Schedule 2.1(c); and

     (iv) those referred to in this Agreement or that exist by reason of this Agreement, but only to the extent that the existence of such liabilities is ascertainable solely by reference to this Agreement.

          Seller Corp.'s books of account have been kept accurately in all material respects in the ordinary course of business, the transactions entered therein represent bona fide transactions, and the revenues, expenses, assets and liabilities of Seller Corp. have been properly recorded in such books in all material respects.

          (d) Title and Condition of Assets. Seller Corp. has good and indefeasible title to the real property (in fee simple), interests in real property, and tangible and intangible personal property owned by it that comprise the Assets, free and clear of Liens, other than: (1) Permitted Encumbrances; or (2) Liens which will be released or discharged at or prior to the Effective Time of Closing.

          The tangible Assets (i) are in all material respects, in good operating condition, order and repair, subject to ordinary wear and tear, and have been maintained in accordance with standard industry practice, (ii) are adequate for the purposes for which they are being used and are capable of being used in the Business as presently being conducted without present need for repair or replacement except in the ordinary course of the Business, and (iii) conform in all material respects with all applicable legal requirements known to Sellers. All of the plants, facilities, machinery and equipment constituting the Assets have been and are now producing sound and merchantable Products and are adequate and sufficient for all operations conducted by Seller Corp. in substantially the same manner as conducted prior to Closing.

          Since the date of the Unaudited Balance Sheet, Seller Corp. has not sold, transferred, leased, distributed or otherwise disposed of any of its assets, or agreed to do so except for sales of products and services in the ordinary course of business or the disposition of immaterial assets in the ordinary course of business or which in the reasonable judgment of management are not necessary or advisable to the efficient operations of Seller Corp.

          All real and tangible personal property held by Seller Corp. under lease is held under a valid and binding lease agreement that is in full force and effect except as the enforceability thereof may be limited by bankruptcy, reorganization, fraudulent conveyance, insolvency and similar laws of general application relating to or affecting the enforcement of rights of creditors or general principles of equity. Seller Corp. is not in default, and no notice of alleged default has been received by Seller Corp., under any such lease and to Sellers' knowledge no lessor is in default or alleged to be in default thereunder. None of the assignable rights of Seller Corp. under any lease will be materially impaired by the consummation of the transactions contemplated by this Agreement, assuming that the consent of the lessor to the assignment of each lease described on Schedule 2.1(b) is obtained.

          Substantially all items of raw materials, work-in-process and finished goods included in the Inventories are in such condition that they can be readily converted into merchantable finished goods by industry standard processing procedures currently used by Seller Corp., substantially all items of finished goods are of good standard and merchantable quality, and none of the items is obsolete or defective, except in each case for items which have been written off and so reflected on the Interim Balance Sheet or for which reserves are provided in the Interim Balance Sheet. The quantities of each category and type of the Inventories not written off or reserved against are reasonable and warranted in the present circumstances of Seller Corp. and are not excessive. The Assets constitute all material assets and properties, real, personal, tangible and intangible, that are owned, leased or licensed by Seller Corp. and necessary for the continued conduct of the Business as presently being conducted except for those sold or disposed of in the ordinary course of business.

          Schedule 1.2(b)(12) hereto contains a true and correct list of the names of each bank, savings and loan or other financial institution in which Seller Corp. or subsidiary has an account, including cash contribution accounts, safe deposit boxes and lock box arrangements, and the names of all Persons authorized to draw thereon or to have access thereto.

          The temporary cash investments reflected in the Balance Sheets have maturities not more than twelve (12) months from the date of acquisition by Seller Corp. and consist of: (i) securities issued or guaranteed or insured by the U.S. or any agency or instrumentality thereof; (ii) time deposit certificates of deposit and banker's acceptances of commercial banks organized under the laws of the U.S. or any state thereof with total assets of more than Fifty Million Dollars ($50,000,000); (iii) commercial paper issued by any Person incorporated in the U.S. rated at least A-2 or the equivalent thereof by Standard & Poors Corporation or at least A-2 or the equivalent thereof by Moody's Investors Service; or (iv) shares of money market funds substantially all of whose assets are comprised of securities and assets of the type described in clauses (i) through (iii) above. To Sellers' knowledge, the issuers of such investments are not in default in respect of any obligations in respect of borrowed money.

          (e) Insurance. Schedule 2.1(e) contains a list of all policies of insurance maintained as of the date of this Agreement by Seller Corp., including without limitation insurance providing benefits for employees, in effect as of the date of this Agreement. The insurance policies set forth on Schedule 2.1(e) provide adequate coverage less deductibles against the risks involved in the Business and operation of the Assets. No Seller has received notice from any insurance carrier of the intention of such carrier to discontinue any insurance coverage afforded to Seller Corp.

          (f) Litigation and Compliance With Laws, Etc. There are no claims, actions, suits or proceedings, whether in equity or at law, or governmental or administrative investigations pending or, to the knowledge of any Seller, threatened against Seller Corp. or any Asset, except: (1) as described on
Schedule 2.1(f) or as may arise with respect to any of the matters described thereon; (2) for any claims, actions, suits or proceedings which pertain to routine claims by Persons other than Governmental Bodies that are covered by insurance (subject to the applicable insurance deductibles); and (3) for minor product warranty claims arising in the usual and ordinary course of business for repair of products manufactured by Seller Corp. which in the aggregate may be satisfied at nominal cost to Seller Corp.

          Except as described on Schedule 2.1(f) hereto, as of the date of this
Agreement:

          (1) To its knowledge, Seller Corp. is in compliance in all material respects with, has, in all material respects, conducted since inception and does conduct its business and operations in compliance with, and is not in material default or violation in any respect under any material law, regulation, writ, injunction, decree or order applicable to Seller Corp. or the Assets, including without limitation all safety and health, antitrust, consumer protection, labor, equal opportunity or discrimination laws, rules and regulations;

          (2) there are no judgments outstanding and unsatisfied against Seller Corp. or the Assets; and

          (3) to its knowledge, there is no basis for any claim against or liability of Seller Corp. on account of product warranties or with respect to the manufacture, sale or rental of defective products (other than minor claims arising in the usual and ordinary course of business for the repair of Seller Corp.'s products which may be satisfied at nominal cost to Seller Corp.).

          (g) Taxes.

          (1) Sellers have properly completed and filed when due all Tax reports, returns, declarations, statements, and other documents required to be filed in respect of Taxes (collectively "Tax Returns") in connection with and in respect of Seller Corp.'s business, assets, and employees. All such Tax Returns were correct and complete in all material respects. All Taxes owed by Seller Corp. (whether or not shown on any Tax Return) have been paid. No claim has ever been made by an authority in a jurisdiction where Seller Corp. does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. Sellers have made available to Purchaser all Tax Returns of Seller Corp. for the six (6) most recent periods ending prior to the date hereof.

          (2) With respect to all amounts in respect of Taxes imposed on Seller Corp. or for which Seller Corp. is or could be liable, whether to taxing authorities (as, for example, under local law) or to other persons or entities (as, for example, under tax allocation agreements), with respect to all taxable periods or portions of periods ending on or before the Closing Date, all applicable tax laws and agreements have been substantially complied with, and all such amounts required to be paid by Sellers in respect of Seller Corp. to taxing authorities or others on or before the date hereof have been paid.

          (3) No issues have been raised (and are currently pending) by any taxing authority in connection with any of the Tax Returns. No waivers of statutes of limitation have been given by or requested from Seller Corp. All deficiencies asserted or assessments made as a result of any examinations have been fully paid, or are fully reflected as a liability in the Financial Statements, or are being contested and an adequate reserve therefor has been established and is fully reflected in the Financial Statements.

          (4) There are no Liens for Taxes on the assets of Seller Corp.

          Consummation of the transactions herein contemplated will not result in the imposition or creation of any Tax Obligations on the Assets, except for:
(1) Tax Obligations which remain the liability of Sellers under Section 1.5(b);
(2) Tax Obligations resulting from any Tax election made by Purchaser after the Effective Time of Closing; or (3) sales Tax relating to the sale of the Business.

          (h) Intangible Assets.  Schedule 1.2(b)(6) hereto sets forth

          (1) all patents, patent applications, trademarks, trademark registrations, applications for trademark registrations, trade names and copyrights (i) which Seller Corp. owns or in which Seller Corp. has any proprietary interest or (ii) which are used by Seller Corp. in any way in, or, to the knowledge of Sellers, are necessary for the conduct of, the Business, and

          (2) all license agreements with respect to any of the foregoing as to which Seller Corp. is licensor or licensee.

          There are no pending or, to the knowledge of Sellers, threatened infringement claims against Seller Corp. by any Person with respect to any of the items listed on Schedule 1.2(b)(6), nor has any such item been declared invalid or been limited by any court or agreement. The Intangible Assets will afford Purchaser immediately after the Effective Time of Closing the rights to use all patents, technology, proprietary information, know-how, data, designs, inventions, trademarks, copyrights, tradenames and servicemarks owned by Seller Corp. or others necessary for the conduct of the Business as presently being conducted. To Sellers' knowledge, the use of the Intangible Assets will not and, the conduct of the Business as presently conducted does not, infringe on the rights of any other Person.

          (i) Instruments in Full Force and Effect; Possession under Leases.
The Scheduled Contracts and the Scheduled Leases (including without limitation licenses, royalties, assignments and similar agreements with respect to the Intangible Assets) constituting a part of the Assets ("Instruments") are valid, binding and in full force and effect, have not been amended or supplemented in any manner or respect except as disclosed on Schedule 2.1(i) and upon assignment and assumption, with applicable consents if necessary, will be enforceable by Purchaser in accordance with their respective terms. There are no defaults by Seller Corp. thereunder and Seller Corp. knows of no defaults thereunder by any other party thereto, and to Sellers' knowledge, no event has occurred that with the lapse of time or action or inaction by any party thereto would result in a violation thereof or a default thereunder. None of the rights under the Instruments will be impaired by the consummation of the transactions contemplated by this Agreement, and all such rights will inure to and be enforceable by Purchaser after the Effective Time of Closing without the authorization, consent, approval, permit or licenses of, or filing with, any other Person. Seller Corp. enjoys peaceful and undisturbed possession under all leases included in the Scheduled Leases.

          (j) Employee Plans and Agreements.

          (1) Schedule 2.1(j) hereto (i) lists all of the pension plans, all of the profit sharing plans and all of the retirement, stock option, stock purchase, incentive, bonus, life, medical, vision, health, disability or accident plans, deferred compensation plans, and other employee compensation or benefit plans, agreements, practices, policies, customs, contracts, arrangements or commitments, including without limitation severance agreements, holiday, vacation or other similar matters, other "employee welfare benefit plans" (as defined in Section 3(1) of ERISA), "employee pension benefit plans" (as defined in Section 3(2) of ERISA and not exempted under Sections 4(b) or 201 of ERISA) and labor union agreements, relating to officers or employees (including former officers or employees) of Seller Corp. or any of its affiliates who perform services to, in the name of or for the benefit of the Business ("Employees") (collectively the "Plans" and individually a "Plan"), (ii) identifies each Plan which is a defined benefit plan as defined in Section 3(35) of ERISA (a "Defined Benefit Plan") or is a multi-employer plan within the meaning of Section 3(37) of ERISA (a "Multi-Employer Plan"), (iii) identifies each of the Plans which purports to be a tax qualified plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") and identifies any trust funding any of such plans which purports to be a tax exempt trust under Section 501(c)(9) of the Code, and (iv) in the case of each Multi-Employer Plan, sets forth the Seller Corp. contributions made to such Plan for the last plan year ending prior to the date of this Agreement. Seller Corp. has delivered, or will deliver prior to the Closing, to Purchaser the following documents as in effect on the date hereof: (A) true, correct and complete copies of each Plan, including all amendments thereto, which is an employee pension benefit or welfare benefit plan (within the meaning of Sections 3(1) or 3(2) of ERISA), and in the case of any unwritten Plans, descriptions thereof, (B) with respect to any Plans or Plan amendments described in the foregoing clause (A), (i) the most recent determination letter issued by the IRS after September 1, 1974, if any, (ii) all trust agreements or other funding agreements, including insurance contracts, (iii) with respect to each Defined Benefit Plan, all notices of intent to terminate any such Plan and all notices of reportable events with respect to any such Plan as to which the Pension Benefit Guaranty Corporation ("PBGC") has not waived the thirty (30) day notice requirement, (iv) the most recent actuarial valuations, annual reports, summary plan descriptions, summaries of material modifications and summary annual reports, if any, and (v) with respect to any Multi-Employer Plan, a schedule of the amount of potential withdrawal liability if Seller Corp. incurred a partial or complete withdrawal (as defined in Sections 4205 and 4203 of ERISA, respectively) as of the Closing Date, calculated according to the information made available under Section 4221(e) of ERISA.

          (2) Each of the Plans that purports to be qualified under Section 401(a) of the Code is qualified and any trusts under such Plans are exempt from federal income Tax under Section 501(a) of the Code. The retroactive cure period with respect to any Plan amendments not yet submitted to the IRS has not expired. The Plans each comply in all material respects with all other applicable laws (including, without limitation, ERISA, the Age Discrimination in Employment Act, the Omnibus Budget Reconciliation Act of 1986, the Consolidated Budget Reconciliation Act of 1986, and the Omnibus Budget Reconciliation Act of
1987) of the United States and any applicable collective bargaining agreement. Each of the trusts that purports to be a tax exempt trust under Section 501(c)(9) of the Code has received a favorable ruling or determination letter as to its tax-exempt status. Other than claims for benefits submitted by participants or beneficiaries or appeals from denial thereof, there is no litigation, legal action, suit, investigation, claim, counterclaim or proceeding pending or, to Sellers' knowledge, threatened against any Plan.

          (3) With respect to any Plan, no prohibited transaction (within the meaning of Section 406 of ERISA and/or Section 4975 of the Code) exists which could subject Seller Corp. or Purchaser to any material liability or civil penalty assessed pursuant to Section 502(i) of ERISA or a material Tax imposed by Section 4975 of the Code. Neither Seller Corp., nor any of its respective Affiliates, nor any administrator or fiduciary of any Plan (or agent of any administrator or fiduciary of any Plan (or agent of any of the foregoing) has engaged in any transaction or acted or failed to act in a manner which is likely to subject Seller Corp. to any material liability for a breach of fiduciary or other duty under ERISA or any other applicable law. The transactions contemplated by the Operative Documents will not, to Sellers' knowledge, be, or cause any, prohibited action.

          (4) None of the Plans constitute a Defined Benefit Plan, and no Defined Benefit Plan has been terminated or partially terminated after September 1, 1974.

          (5) No plan termination liability to the PBGC or to any other person or withdrawal liability to any Multi-Employer Plan has been or is expected to be incurred with respect to any Plan or with respect to any employee benefit plan sponsored by any entity under common control (within the meaning of Section 414 of the Code) with Seller Corp. by reason of any action taken by any Seller, or any of their respective affiliates prior to the Closing Date. The PBGC has not instituted, and is not expected to institute, any proceedings to terminate any Plan. As of the Effective Time of Closing, each Defined Benefit Plan (other than a Multi-Employer Plan) to which Title IV of ERISA applies could be terminated in a standard termination under Section 4041(b) of ERISA. To Sellers' knowledge, there has been no "reportable event" (within the meaning of Section 4043(b) of ERISA and the regulations thereunder) with respect to any Plan, and there exists no condition or set of circumstances which makes the termination of any Plan by the PBGC likely. Seller Corp. has not received any notice that any Multi-Employer Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax or that the plan is or may become insolvent. Seller Corp. has paid all premiums (and interest charges and penalties for late payment, if applicable) due to the PBGC with respect to any Plan. No amendment to any plan has occurred which has required or could require the provision of security to any such plan under Section 401(a)(29) of the Code.

          (6) All filings required by ERISA and the Code as to each Plan have been timely filed and all notices and disclosures to participants required by ERISA or the Code have been timely provided.

          (7) All contributions made to or accrued with respect to all Employee Plans are deductible under Section 404 or 162 of the Code. No amounts, nor any assets or any Employee Plan are subject to Tax as unrelated business taxable income under Section 511, 512, or 419A of the Code.

          (8) To Sellers' knowledge, no facts exist which could result in a material increase in premium costs of Plans for which benefits are insured or a material increase in benefit costs of Plans which provide self insured benefits.

          (9) No Plan provides (or has any obligation or commitment to provide) health, medical, disability, life or other similar benefits with respect to any current or former employees (or beneficiary thereof) of Seller Corp. beyond their retirement or other termination of service (other than coverage mandated by Title I, Subtitle B, Part 6 of ERISA, which coverage is fully paid by the former employee or his dependents).

          (k) Labor and Employee Relations.

          (1) Except as listed in Schedule 2.1(k) hereto, there exists no collective bargaining agreement or other labor union contract applicable to any employee of Seller Corp. and no such agreement or contract has been requested by any employee or group of employees of Seller Corp., nor has there been any discussion with respect thereto by management of Seller Corp. with any employees of Seller Corp. Seller Corp. has not received any written notification of any unfair labor practice charges or complaints pending before any agency having jurisdiction thereof nor are there any current union representation claims involving any of the employees of Seller Corp. Further, Seller Corp. is not aware of any such threatened charges or claims.

          (2) Except as set forth in Schedule 2.1(k) hereto, Seller Corp. is not aware of any union organizing activities or proceedings involving, or any pending petitions for recognition of, a labor union or association as the exclusive bargaining agent for, or where the purpose is to organize, any group or groups of employees of Seller Corp. There is not currently pending, with regard to any of its facilities, any proceeding before the National Labor Relations Board, wherein any labor organization is seeking representation of any employees of Seller Corp.

          (3) Except as set forth in Schedule 2.1(k) hereto, Seller Corp. is not aware of any strikes, work stoppages, work slowdowns or lockouts nor of any threats thereof, by or with respect to any of the employees of Seller Corp. Since January 1, 1988 there have been no labor disputes, strikes, slowdowns, work stoppages, lockouts or similar matters involving employees of Seller Corp.

          (4) Except as set forth in Schedule 2.1(k), there are not pending any grievances filed by employees of Seller Corp. within any collective bargaining unit or by representatives of employees within any collective bargaining unit. Further, there are no arbitration decisions, settlement agreements, injunctions, consent decrees or conciliation agreements which affect the operation of the Business other than those specifically listed in Schedule 2.1(k).

          (5) Except as set forth in Schedule 2.1(k), there exists (i) no charges of discrimination or lawsuits involving alleged violations of any fair employment law, wage payment law, occupational safety and health law, and (ii) to the knowledge of Sellers, no threatened or pending litigation arising out of employment relationships, or other employment-related law, whether federal, state or local, by any applicant, employee or former employee of Seller Corp. or any representative of any such Person or Persons. No charges or claims involving any of the facilities or employees of Seller Corp. are pending before any administrative agency, local, state or federal, and no lawsuits involving any of such facilities or employees are pending with respect to equal employment opportunity, age discrimination, occupational safety, or any other form of alleged employment practice or unfair labor practice.

          (6) Seller Corp. complies in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including, but without limitation, those relating to wages, hours, concerted activity, non-discrimination, occupational health and safety and the payment and withholding of Taxes, and Seller Corp. has no accrued liability for any arrears of wages or any Taxes or penalties for failure to comply with any of the foregoing.

          (7) Seller Corp. shall be solely responsible for all grievances, arbitrations, claims, demands, or charges of any nature whatsoever including, but not limited to, any such grievances, arbitrations, claims, demands, or charges whether now known or not yet made by any employees, bargaining agents, or governmental agencies, which result from or arise out of any event occurring prior to the date of Closing, and, Seller Corp. agrees to hold harmless and indemnify Purchaser for all such claims, if any, asserted against Purchaser.

          (l) Absence of Certain Changes, Etc. Except as disclosed in the Interim Financial Statements or on Schedule 2.1(l) hereto, there has been no material adverse change in the business, financial condition or results of operations of Seller Corp. from that reflected in the Unaudited Financial Statements.

     Since the date of the Interim Balance Sheet and except as disclosed on
Schedule 2.1(l), Seller Corp. has

          (1) conducted its operations in the ordinary course;

          (2) not entered into any material transaction or contract, or amended or terminated any material transaction or contract, except normal transactions or contracts consistent in nature and scope with prior practices and entered into in the ordinary course of business;

          (3) not mortgaged, sold, transferred, distributed or otherwise disposed of any of its material assets, except in the ordinary course of business;

          (4) not experienced any damage, destruction or loss to or of any of its material assets except in the ordinary course of business and except to the extent that any asset damaged, destroyed or lost has been repaired or replaced;

          (5) not made or agreed to make any capital expenditures for additions to property, plant or equipment, except for expenditures and commitments not exceeding $10,000 in the aggregate;

          (6) not made or agreed to make any change in the compensation payable to any employee, except for increases in compensation in the ordinary course of business substantially consistent with past practices of Seller Corp.;

          (7) not granted credit to any material customer or distributor on terms materially more favorable than the terms on which credit has been extended to such customer or distributor in the past nor materially changed the terms of any credit previously extended; or

          (8) not accepted any order that involves a customer that is more than 60 days delinquent in an account receivable of Seller Corp.

          (m) No Subsidiaries. There is no corporation, partnership, joint venture, business trust or other legal entity in which Seller Corp., either directly or indirectly through one or more intermediaries, owns or holds beneficial or record ownership of any outstanding voting shares.

          (n) Material Contracts, Etc.. Schedule 2.1(n) hereto lists all contracts, leases, agreements and instruments material to the Business or requiring the performance by Seller Corp. of any material obligations of Seller Corp. after the date hereof except the following:

          (1) employment agreements terminable at will and contracts for miscellaneous services terminable at will without the payment of any penalty (except that all employment agreements with executive officers of Seller Corp. are listed on Schedule 2.1(n);

          (2) purchase orders and contracts with suppliers and customers entered into in the ordinary course of business; and

          (3) miscellaneous contracts, leases, agreements and instruments (with Persons unaffiliated with Sellers) involving liabilities under all such contracts, leases, agreements and instruments of not more than Ten Thousand Dollars ($10,000) in the aggregate.

          Sellers have heretofore delivered or made available to Purchaser or its counsel complete copies of all contracts, leases, agreements and instruments listed on Schedule 2.1(n).

          There are no existing defaults by Seller Corp., or to the knowledge of any Seller, other parties, under any of the contracts, leases, agreements and instruments listed on Schedule 2.1(n). Except as set forth in Schedule 2.1(n), Seller Corp. is not a party to any agreement, contract or covenant limiting the freedom of the Seller Corp. or any party contracting with Seller Corp. from competing in any line of business or with any Person in any geographic area.

          (o) Licenses and Permits. Seller Corp. possesses all the Permits listed in Schedule 1.2(b)(5) hereto, copies of all of which have been delivered to Purchaser. Such Permits constitute to the knowledge of Sellers, all the Permits necessary under law or otherwise for Seller Corp. to conduct the Business as now being conducted and to construct, own, operate, maintain and use the Assets in the manner in which they are now being constructed, operated, maintained and used. Each of such Permits and Seller Corp.'s rights with respect thereto (1) is valid and subsisting and in full force and effect, and
(2) following consummation of the transactions contemplated hereby, will continue to be valid and subsisting in full force and effect, and enforceable by Purchaser without any consent or approval of any Governmental Body or third party; or, in lieu of such existing Permits, replacement or substitute Permits will be available to or obtainable by Purchaser at little or no cost in the ordinary course without any interruption of the conduct of the Business following the Effective Time of Closing, assuming timely application therefor and reasonable diligence in pursuit thereof by Purchaser. Seller Corp. is in compliance in all material respects with the terms of such Permits. None of such Permits have been, or to the knowledge of Sellers, are threatened to be, revoked, canceled, suspended or modified.

          (p) Environmental Matters. Without in any manner limiting any other representations and warranties set forth in this Agreement, except as set forth in Schedule 2.1(p) hereto:

          (1) There have been no circumstances or events arising from or caused by the business of Seller Corp. or on real property, equipment and fixtures presently or, to Seller's

Knowledge, formerly owned, leased or operated by Seller Corp. ("Seller Corp. Sites") which could have caused any "Environmental Event" (as defined below) with respect to the Seller Corp. Sites, any nearby properties or off-site treatment, storage, recycling, reclaiming or disposal sites;

          (2) To "Sellers' Knowledge" (as defined below), no "Environmental Materials" (as defined below) have migrated or threatened to migrate from other properties upon, about or beneath a Seller Corp. Site;

          (3) There is no proceeding pending, no notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed, and no investigation or review is pending or threatened by any "Governmental Authority" (as defined below) or other person:

     (i) with respect to any material violation of any "Environmental Law" (as defined below) in connection with the assets of the Seller Corp., or operations or conduct of the business of Seller;

     (ii) with respect to any material failure to have any required Governmental Approval relating to Environmental Materials or Environmental Events; or

     (iii) with respect to any material generation, treatment, storage, recycling, reclaiming, transportation, or disposal of any Environmental Material that could cause an Environmental Event, generated by the operations or business of Seller Corp. or located on assets of Seller Corp., or to Sellers' Knowledge, any Seller Corp. Site;

          (4) To Seller's knowledge, no Person has placed, held, located or released any Environmental Material on any assets of Seller Corp. or , to Seller's Knowledge, any Seller Corp. Site, equipment or fixtures so as to cause an Environmental Event;

          (5) The Seller Corp. Sites, equipment and fixtures have been operated in material compliance with all Environmental Laws;

          (6) To Seller's knowledge, there are no underground or aboveground storage tanks, pits, sumps or impoundments, active or abandoned, situated on any Seller Corp. Site;

          (7) To Seller's knowledge, neither the Seller Corp. nor any business conducted by it has transported or arranged for the transportation, storage, and/or disposal (directly or indirectly) of any Environmental Material to or at any location that is listed or proposed for listing on the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") National Priority List or any comparable state list, or that is the subject of an Environmental Event;

          (8) There are no environmental liens on the assets of Seller Corp. and Seller has not received any written notice of any actions taken by any Governmental Authority that could subject any of the assets of Seller Corp. to an environmental lien under any Environmental Law;

          (9) All notices required by all Environmental Laws have been given to the required agencies and/or authorities;

          (10) Seller Corp. holds, is and has been in compliance with all necessary environmental "Governmental Approvals" (as defined below), there is no condition that is reasonably likely to prevent or materially interfere in the near future with compliance with the Governmental Approvals by Seller Corp. on the Closing Date, and all permit fees are paid and current; and

          (11) All financial assurances required by Environmental Laws are properly in place and are fully funded to the extent presently required by Environmental Laws.

          As used in this Agreement,

      (A) "Environmental Event" shall include but not be limited to the spilling, discharging, leaking, pumping, draining, pouring, interring, emitting, emptying, injecting, escaping, dumping, disposing, abandoning, migration or other release of a material amount of any kind of Environmental Materials which may cause a threat or actual injury to human health, the environment, plant or animal life and in violation of any law in effect on the date hereof. "Environmental Event" shall also include (i) the occurrence of any judicial, quasi-judicial or administrative proceedings pursuant to any Environmental Laws;
(ii) any claims, demands, actions, causes of actions, remedial and/or abatement response, remedial investigations/feasibility studies, ecological studies, screening level studies, risk assessments, facility studies, environmental studies, natural resource damage claims, damages, judgments, or settlements related to Environmental Law.

     (B) "Environmental Laws" means any and all laws (including, but not limited to, CERCLA and corresponding state acts), statutes, ordinances, rules, regulations, memoranda of understanding, orders, licenses, judicial decrees, or administrative orders, treaties or permit conditions of any Governmental Authority pertaining to the regulation of Environmental Materials lawfully in effect in the jurisdiction in which the Seller Corp. Sites and/or the Seller Corp. are located, and all statutory and common law environmental theories, including but not limited to negligence, strict liability, nuisance and trespass.

     (C) "Environmental Material" shall include all substances whatsoever which could cause or contribute to the occurrence of an Environmental Event.

     (D) "Governmental Approval" means any authorizations, consents, approvals, waivers, exemptions, variances, franchises, permits and licenses issued by any Governmental Authority.

     (E) "Governmental Authority" means any federal, state, local, or foreign government, or political subdivision thereof, exercising competent jurisdiction.

     (F) "On" or "in", when used with respect to real property means "on, in, under, above or about."

     (G) "Sellers' Knowledge," for purposes of the representations and warranties contained in this Section 2.1(p), means information which Sellers have derived from all appropriate inquiry into the current and previous ownership and uses and environmental status of the assets and business of the Seller Corp., Seller Corp. Sites and nearby property which is consistent with good commercial or customary practice in an effort to minimize liability.

          (q) Solvency. Seller Corp. is not now insolvent, nor will Seller Corp. be rendered insolvent by the occurrence of the Transaction. In addition, immediately after giving effect to the consummation of the Transaction, (1) Seller Corp. will be able to pay its remaining debts as they become due, (2) the property of Seller Corp. does not and will not constitute unreasonably small capital, and Seller Corp. will not have unreasonably small capital and will not have insufficient capital with which to conduct its present or proposed business and (3) taking into account pending and threatened litigation, final judgments against Seller Corp. in actions for money damages are not reasonably anticipated to be rendered at a time when, or in amounts such that Seller Corp. will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum probable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered). The cash available to Seller Corp., after taking into account all other anticipated uses of the cash of Seller Corp., will be sufficient to pay all such judgments promptly in accordance with their terms. As used in this Section, (x) "insolvent" means, for any Person, that the sum of the present fair saleable value of its assets does not and/or will not exceed its debts and other probable liabilities, and (y) the term "debts" includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent, disputed or undisputed or secured or unsecured.

          (r) Excluded Assets. None of the Excluded Assets will be needed in the continuing operation of the Business following the Effective Time of Closing.

          (s) Pricing. Attached hereto as Schedule 2.1(s) hereto is a complete and accurate list of Seller Corp.'s standard prices and any applicable discounts by customer name.

          (t) Absence of Certain Business Practices. Neither Seller Corp. nor any officer, employee or agent of Seller Corp., nor any other Person acting on its behalf, has, directly or indirectly, within the past five years, given or agreed to give any gift or similar benefit to any customer, supplier, government employee or other Person who is or may be in a position to help or hinder the business of Seller Corp. (or to assist Seller Corp. in connection with any actual or proposed transaction) which (1) might subject Seller Corp. to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (2) if not given in the past, might have had a Material Adverse Effect on the assets, business or operations of Seller Corp. as reflected in the Unaudited Financial Statements, or (3) if not continued in the future, might materially adversely effect the assets, business operations or prospects of Seller Corp. or which might subject Seller Corp. to suit or penalty in a private or governmental litigation or proceeding.

          (u) Corporate Name. To Sellers' knowledge, the use of the corporate name of Seller Corp. does not infringe the right of any third party nor is it confusingly similar with the corporate name of any third party. To Sellers' knowledge, after the Closing Date, no Person or business entity other than Purchaser will be authorized directly or indirectly to use the corporate name of Seller Corp. or any name deceptively or confusingly similar thereto, except as disclosed on Schedule 2.1(u).

          (v) Customers and Suppliers. Schedule 2.1(v) hereto sets forth (1) a true and correct list of (i) the ten (10) largest customers of Seller Corp. in terms of sales during the fiscal year ended December 31, 1995, and (ii) the ten
(10) largest customers of Seller Corp. in terms of sales during the five months ended May 31, 1996, showing the approximate total sales to each such customer during each of such periods; (2) a true and correct list of (x) the ten (10) largest suppliers of Seller Corp. in terms of purchases during the fiscal year ended December 31, 1995 and (y) the ten (10) largest suppliers of Seller Corp. in terms of purchases during the five month period ended May 31, 1996, showing the approximate total purchases from each such supplier during such respective periods. Except to the extent set forth in Schedule 2.1(v) there has not been any material adverse change in the business relationship of Seller Corp. with any customer or supplier so named in the disclosure statement. Except for the customers and suppliers named in Schedule 2.1(v), Seller Corp. has not had any customer which accounted for more than five percent (5%) of its sales during the period from January 1, 1995 through and including the date hereof, or any supplier from whom it purchased more than five percent (5%) of the total goods or services purchased by it during such period.

          (w) Competing Lines of Business. No Affiliate of Seller Corp. owns, directly or indirectly, any interest in (excepting not more than a five percent (5%) holding for investment purposes in securities of publicly held and traded companies), or is an officer, director, employer or consultant of or otherwise receives remuneration from, any Person which is, or is engaged in business as, a competitor, lessor, lessee, customer or supplier of Seller Corp. No officer, director or shareholder of Seller Corp. or any Affiliate of Seller Corp. has, nor during the period beginning January 1, 1993 through, to and including the date hereof, had any interest in any property, real or personal, tangible or intangible, used in or pertaining to the Business. None of the Shareholders has any claim or right against Seller Corp. except as set forth in Schedule 2.1(w).

          (x) Disclosure.

          (1) Sellers have fully provided the Purchaser or its representatives with all the information that the Purchaser has requested for deciding whether to consummate the purchase of the Business pursuant to the terms and conditions of this Agreement.

          (2) No representation or warranty of Sellers contained in this Agreement contains any materially untrue statement. No representation or warranty of Sellers contained in this Agreement omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading, provided; however, that notwithstanding any provision to the contrary herein, (i) Purchaser shall be entitled only to rely on the latest version of information furnished to Purchaser by Sellers which supersedes previous information furnished to Purchaser, and (ii) except with respect to the adjustment to the Purchase Price provided in Section 1.3(b), Sellers shall have no liability with respect to estimates or projections which may be or may have been furnished to Purchaser, including estimates of future revenues, earnings or profits or estimates of amounts required to satisfy future obligations. All estimates or projections communicated by any of Sellers to Purchaser were reasonably made, in good faith, based upon assumptions reasonable under the circumstances.

          (3) There is no fact known to any Seller which has specific application to any Seller or the Business (other than general economic or industry conditions) and which materially adversely affects or, so far as any Seller can reasonably foresee, materially threatens, the assets, business, prospects, financial condition or results of operations of the Business considered as a whole which has not been set forth in this Agreement.

          (y) Restrictions on Resales by Affiliates. Each Seller who is, or will be upon consummation of the transactions contemplated hereby, an "affiliate," as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act of 1933, as amended (the "1933 Act"), of the Purchaser or Seller Corp. acknowledges and agrees that such Seller will not offer to sell, sell or otherwise dispose of any shares of Purchaser Common Stock issued pursuant to this Agreement, except, in each case, pursuant to an effective registration statement or in compliance with Rule 144 or Rule 145, as either is amended from time to time, or in a transaction which, in the opinion of legal counsel satisfactory to the Purchaser, is exempt from the registration requirements of the 1933 Act.

          (z) Investment Representations.

          (1) The shares of Purchaser Common Stock to be received by Sellers pursuant to this Agreement will be acquired for investment for their own accounts, not as a nominee or agent and not with a view to the sale or distribution of any part thereof, and Sellers have no present intention of selling, granting participations in, or otherwise distributing the same. Sellers do not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participations to such person, or to any third person, with respect to any of the Purchaser Common Stock.

          (2) The Shareholders understand that the shares of Purchaser Common Stock to be delivered pursuant to this Agreement are not registered under the Securities Act of 1933, as amended (the "1933 Act") on the basis that the offer and sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the 1933 Act, and that the Purchaser's reliance on such exemption is predicated on Sellers' representations set forth herein.

          (3) Sellers have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of their investment in the shares of Purchaser Common Stock to be delivered pursuant to this Agreement and have the ability to bear the economic risks of such investment. Sellers have had access to and an opportunity to inspect relevant business, financial and other corporate information and data of the Purchaser. All information Sellers requested from the Purchaser concerning the Purchaser and its business and affairs has been made available to them. Sellers have had, during the course of the transaction and prior to Closing, the opportunity to ask questions of, and receive answers from, the Purchaser concerning the Purchaser and its business and affairs and the Purchaser Common Stock and to obtain additional information (to the extent the Purchaser possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to them.

          (4) Sellers understand that the Purchaser Common Stock to be delivered pursuant to this Agreement may not be sold, transferred, or otherwise disposed of without registration under the 1933 Act or an exemption therefrom, and that in the absence of an effective registration statement or an available exemption that such securities must be held indefinitely.

          (5) In no event will Sellers make a transfer or other disposition of the Purchaser Common Stock unless such transfer or disposition is pursuant to an effective registration statement under the 1933 Act or the Purchaser receives evidence reasonably acceptable to it that such transfer or disposition is exempt from the registration requirements of the 1933 Act, and such transfer may be made without registration under the 1933 Act.

     2.2 Representations and Warranties of Purchaser. Purchaser represents and warrants to Sellers that the following are true and correct on and as of the date of this Agreement and will be true and correct through the Effective Time of Closing as if made on and as of that date:

          (a) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and is qualified to transact business and is in good standing as a foreign corporation in the jurisdictions where it is required to qualify in order to conduct its businesses as presently conducted. Purchaser has the corporate power and authority to own, lease or operate all properties and assets now owned, leased or operated by it and to carry on its businesses as now conducted.

          (b) Purchaser may execute, deliver and perform this Agreement without the necessity of Purchaser obtaining any consent, approval, authorization or waiver or giving any notice or otherwise, except for such consents, approvals, authorizations, waivers and notices which have been obtained and are unconditional and are in full force and effect and such notices which have been given.

          (c) The execution, delivery and performance of this Agreement do not and will not:

          (1) constitute a violation of the Certificate of Incorporation, as amended, or the Bylaws, as amended, as the case may be, of Purchaser;

          (2) constitute a violation of any statute, judgment, order, decree or regulation or rule of any court, governmental authority or arbitrator applicable or relating to Purchaser; or

          (3) constitute a default under any contract to which Purchaser is a party except where such default would not have a material adverse effect upon Purchaser or the ability of Purchaser to perform its obligations under this Agreement.

          (d) This Agreement has been duly authorized, executed and delivered by Purchaser. This Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency and similar laws of general application relating to or affecting the enforcement of rights of creditors.

          (e) The authorized stock of Purchaser consists of 20,000,000 shares of Common Stock, $.01 par value, of which 4,833,465 shares were issued and outstanding as of the date hereof, and 5,000,000 shares of undesignated Preferred Stock, $.01 par value, none of which were issued and outstanding as of the date hereof. All such shares have been duly authorized and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. Purchaser has also reserved (i) 1,500,000 shares of Common Stock for issuance to employees and consultants pursuant to Purchaser's Amended and Restated 1992 Stock Option Plan, pursuant to which, options to purchase no more than 1,400,000 shares of Common Stock are outstanding as of the date hereof; (ii) 150,000 shares of Common Stock for issuance to directors under the Company's 1996 Non-Employee Director Stock Option Plan, pursuant to which options to purchase 20,000 shares of Common Stock are outstanding as of the date hereof; and (iii) 500,000 shares of Common Stock for issuance to employees under the Company's 1996 Employee Stock Purchase Plan, pursuant to which no shares have been issued. An additional 255,664 shares of Common Stock may be acquired pursuant to existing warrants to purchase Common Stock issued in connection with previous financings, and additional shares may be issued to a consultant for services rendered in connection with this transaction. There are no other options, warrants, calls, rights, commitments or agreements of any character to which Purchaser is a party or by which it is bound, obligating Purchaser to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Purchaser or obligating Purchaser to grant, extend or enter into any such option, warrant, call, right or commitment or agreement.

          (f) The Shares will be duly authorized, validly issued, fully paid, and non-assessable and will be free of any liens and encumbrances except as set forth herein or in the Operative Documents and except for liens or encumbrances created by Seller Corp. or its shareholders.

          (g) Purchaser has furnished Seller Corp. with a true and complete copy of all of its filings with the Securities and Exchange Commission (the "SEC") since its inception (the "SEC Documents"). The SEC documents comply in all respects with the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC (together the "SEC Laws"). Purchaser has, since its inception, complied in all respects with the filing requirements of the SEC Laws. None of the SEC Documents contains any material untrue statement or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The SEC Documents contain an audited consolidated balance sheet of Purchaser as of December 31, 1995 and the related consolidated statements of income and cash flow for the year then ended and the Purchaser's unaudited consolidated balance sheet as of March 31, 1995 and the related unaudited consolidated statements of income and cash flow for the three month period then ended (collectively, the "Purchaser Financials"). The Purchaser Financials are correct in all material respects and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other. The Purchaser Financials present fairly the financial condition and operating results and cash flows of the Purchaser as of the dates and during the periods indicated therein, subject, in the case of unaudited statements, to normal year-end adjustments, which will not be material in amount or significance, individually or in the aggregate.

          (h) Since the date of the balance sheet included in the Purchaser's most recently filed report on Form 10-Q or Form 10-K, Purchaser has conducted its business in the ordinary course and there has not occurred: (i) any material adverse change in the financial condition, liabilities, assets, business, or prospects of Purchaser, (ii) any amendments or changes in the Articles of Incorporation or Bylaws of Purchaser, (iii) any damage to, destruction or loss of any assets of the Purchaser that materially and adversely affects the financial condition, business or prospects of Purchaser or any of its subsidiaries, (iv) any sale of a material amount of property of Purchaser, except in the ordinary course of business; or (v) other than AllMicro Corporation, any material acquisition of other corporations or businesses.

          (i) There is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Purchaser has received any notice of assertion nor, to Purchaser's knowledge, is there a reasonable basis to expect such notice of assertion, against Purchaser which would materially affect Purchaser or that in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

          (j) Purchaser does not have any material liability, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which individually or in the aggregate (i) has not been reflected in the SEC Documents and the financial statements contained therein or (ii) has not arisen in the ordinary course of Purchaser's business since the date of the Purchaser's most recently filed report on Form 10-Q or Form 10-K.

                                 ARTICLE III

                   CONDUCT AND TRANSACTIONS PRIOR TO CLOSING

     3.1  Access to Records and Properties; Confidentiality.

          (a) Between the date of this Agreement and the Effective Time of Closing, Sellers shall cause Seller Corp. to give, and Seller Corp. shall give, to Purchaser and its advisors such access to the premises, books and records of Seller Corp., and to cause the officers, employees and accountants of Seller Corp. to furnish such financial and operating data and other information with respect to Seller Corp. as Purchaser shall from time to time reasonably request. Without limiting the generality of the foregoing, Sellers shall cause Seller Corp. to give, and Seller Corp. shall give, to Purchaser and its representatives access during normal business hours to the facilities and operations of Seller Corp. so that Purchaser may at Purchaser's cost (1) obtain evaluations of the Assets and (2) perform any and all assessing, testing, monitoring and investigating that Purchaser deems necessary in its sole discretion with respect to environmental matters concerning Seller Corp., its assets and the operation of the Business. Any investigation pursuant to this Section 3.1 shall be conducted at Purchaser's cost (other than the usual salary of employees of Seller Corp., overhead expenses of Seller Corp. and the fees and expenses of counsel and independent public accountants for Sellers) and in such manner as not to interfere unreasonably with the business and operations of Seller Corp.

          (b) In connection with the transactions contemplated by this Agreement, in addition to, and not by way of limitation of, any other obligations of Purchaser under or pursuant to any other agreement, whether written or oral, with any Seller or any other obligations of Purchaser at law or in equity, all information furnished to a party will be kept confidential by such party and its associates, Affiliates, agents, employees, consultants and advisors prior to the Closing Date, or in the event the Closing does not occur, at all times, and will not be used in any manner adverse to the furnishing party. During such time, each party will hold and will cause its associates, Affiliates, agents, employees, consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all documents and information concerning another party furnished to it by such other party or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (1) previously available to the party to which it was furnished on a non-confidential basis prior to its disclosure, (2) in the public domain or (3) available on a non-confidential basis from a Person other than a Person not bound by any confidentiality agreement). Purchaser may release or disclose such information to its associates, Affiliates, agents, employees, consultants and advisors in connection with this Agreement prior to the Closing Date or in the event the Closing does not occur only if such associates, Affiliates, agents, employees, consultants and advisors are informed of the confidential nature of such information and they agree in writing (substantially similar in substance to the matters contained in this Section 3.1(b)) to such confidential treatment of all such information. If the transactions contemplated by this Agreement are not consummated, the parties agree to remain bound by the Confidentiality Agreement previously executed by them, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein for all purposes. Notwithstanding the foregoing, if a party has been requested or is required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any information, the party so being required will promptly notify the other parties so that such other parties may seek an appropriate protective order. Each party warrants that it will cooperate fully with the other parties in seeking such a protective order.

     3.2 Operation of Seller Corp. Between the date hereof and the Effective Time of Closing, except as contemplated herein or except with the prior consent of Purchaser, which consent will not be unreasonably withheld, Sellers shall:

          (a) cause Seller Corp. to operate the Business as presently operated, only in the ordinary course, and in compliance with all laws, regulations, writs, injunctions, decrees or orders applicable to Seller Corp. or its Assets, including without limitation all environmental, safety and health, antitrust, consumer protection, labor, equal opportunity or discrimination laws, rules and regulations;

          (b) cause the tangible Assets (except for sales from Inventories) to be maintained and repaired in accordance with past practices of Seller Corp.;

          (c) not dispose of, or commit to dispose of, any Assets (other than the liquidation and settlement of Accounts and the sale and delivery of Inventory and products covered by Backlog Orders, all in the ordinary and customary course of Seller Corp's business);

          (d) actively market the Products and services of Seller Corp. in accordance with its usual practices; and

          (e) continue in effect until immediately following the Effective Time of Closing all present insurance coverage with respect to the Assets, the Business and the Employees.

     All risk of loss arising out of fire and casualty and all liability to third parties or to Employees arising out of operations of the Business prior to the Effective Time of Closing shall be that of Sellers, and Purchaser shall have no obligation or liability in connection therewith.

     Sellers shall not effect any amendment to the Articles of Incorporation or the Bylaws of Seller Corp. and shall not cause or permit the issuance of any additional shares of the capital stock or equity interests (or options, warrants or other rights to acquire capital stock or equity securities) of Seller Corp.

     Sellers shall use best efforts to operate and maintain, or to cause to be operated and maintained, the Business and the Assets in such a manner so that the representations and warranties of Sellers contained herein shall continue to be true and correct on and as of the Effective Time of Closing as if made on and as of the Effective Time of Closing.

     Sellers shall advise Purchaser promptly in writing of any condition or circumstance, known to any Seller, occurring from the date hereof up to and including the Effective Time of Closing that would cause the respective representations and warranties of Sellers contained herein to become untrue in any material respect.

     3.3 Consents. Sellers shall use their respective reasonable best efforts to obtain any consents of Governmental Bodies, suppliers, distributors, and other Persons required in order for Sellers to sell and transfer the Business pursuant to this Agreement. Purchaser agrees to use its reasonable best efforts to assist Sellers in obtaining such consents.

     3.4  No Public Announcements or Negotiation with Others.

          (a) Sellers shall not issue any press release or make any public statement regarding the transactions contemplated by this Agreement without obtaining the prior consent of the Purchaser.

          (b) Unless and until this Agreement shall have been terminated by Purchaser or Sellers pursuant to Section 5.2, neither Shareholders, Seller Corp. nor any of the officers or directors of Seller Corp., nor any Affiliates of any of them whom they are able to influence shall:

              (1) directly or indirectly, encourage, solicit, initiate or participate in any discussions or negotiations with any corporation, partnership, Person or other entity or group (other than to Purchaser or an affiliate or an associate of Purchaser) concerning any merger, sale of substantial assets, business combination, sale of shares of capital stock or similar transactions involving the business of Seller Corp. or any Asset, whether by providing non-public information or otherwise; or

              (2) disclose, directly or indirectly, any information not customarily disclosed to any Person concerning their business and properties, afford to any other Person access to their properties, books or records or otherwise assist or encourage any Person in connection with any of the foregoing.

          In the event Sellers shall receive any offer for a transaction of the type referred to in this Section 3.4, Sellers shall promptly inform Purchaser as to any such offer.

     3.5 Best Efforts to Satisfy Conditions. Sellers shall use their respective reasonable best efforts to cause the conditions to the obligations of Purchaser contained in Section 4.1 to be satisfied to the extent that the satisfaction of such conditions is in the control of Sellers, and Purchaser shall use its reasonable best efforts to cause the conditions to the obligations of Sellers contained in Section 4.2 to be satisfied to the extent that the satisfaction of such conditions is in the control of Purchaser.

     3.6 Insurance. As of the Effective Time of Closing, Seller Corp. shall cease to be covered with respect to any occurrence after the Effective Time of Closing under the insurance policies obtained and maintained by Sellers covering the business, property and employees of Seller Corp. All such occurrences prior to the Effective Time of Closing which are insured under such policies shall continue to be so insured, and Purchaser shall be entitled to the benefits thereof to the limited extent necessary to hold Purchaser harmless from such occurrences and any remaining benefits thereof shall be paid to the benefit of Sellers. At Purchaser's request, Sellers shall make copies of such policies available to Purchaser for inspection and shall assist Purchaser in determining whether any claim or loss is covered by such policies of insurance.

     Following the Effective Time of Closing, Purchaser shall give to Sellers prompt notice of the assertion by any Person of any claim against Seller Corp. which might be subject to the insurance coverage described in this Section 3.6. Purchaser shall cooperate with Sellers and any applicable insurance carrier in any investigation by Sellers or any applicable insurance carrier of any such claim and shall give to Sellers and any applicable insurance carrier reasonable access to the books, records and personnel formerly of Seller Corp. to the extent reasonably necessary to enable Sellers and any applicable insurance carrier to investigate such claim.

     3.7 Payment of Liabilities. Sellers shall pay or otherwise satisfy in the ordinary course all of Seller Corp.'s trade payables and shall fully pay or otherwise satisfy in the ordinary course all other claims or liabilities relating to the assets or the business of Seller Corp. incurred through the Effective Time of Closing other than the Assumed Obligations. Sellers, jointly and severally, agree to and do hereby indemnify and hold Purchaser harmless from and against all claims, losses, demands, damages, liabilities, losses, costs and expenses resulting from or relating to non-compliance by Purchaser or any Seller with the bulk transfer provisions of the Uniform Commercial Code (or any similar law) in connection with the sale and transfer of the Business to Purchaser other than the Assumed Obligations and Purchaser and Sellers hereby waive compliance therewith. Seller Corp. shall pay when due any sales, transfer or similar Taxes which may become applicable in respect of Seller Corp.'s sale of the Business or any of the Assets to Purchaser except federal and state income Taxes payable by Purchaser and the sales Taxes assumed by Purchaser pursuant to Section 1.

     3.8 Change of Seller Corp.'s Name. Immediately following the Closing, Seller Corp. shall cease to use the name "Bookmaker Corporation" or any similar name and as soon as practical thereafter will file with the office of the Secretary of State of the State of California all documents necessary to change the name of Seller Corp. to a name reasonably satisfactory to Purchaser. Pending the effectiveness in California of Seller Corp's name change, Seller Corp. shall file all necessary documentation with the appropriate governmental authorities to evidence its doing business as an entity using a name other than "Bookmaker Corporation." Seller Corp. shall take the equivalent action with respect to such name in any other jurisdiction where it has been, is or is licensed to be used.

     3.9 Tax Matters. Sellers promise and covenant the following with respect to Tax matters:

          (a) No new elections with respect to Taxes or any changes in current elections with respect to Taxes affecting the Assets shall be made after the date of this Agreement without the prior written consent of Purchaser.

          (b) Sellers shall furnish Purchaser an affidavit, stating, under penalty of perjury, the transferor's United States tax payer identification number and that the transferor is not a foreign person, pursuant to Section 1445(b)(2) of the Code.

     3.10 Tax Free Reorganization. The parties hereto shall report the transactions contemplated by this Agreement as a tax-free reorganization under
Section 368(a)(1)(C) of the Code. Neither Purchaser nor Sellers shall take any action not contemplated by the terms of the Operative Documents following the Effective Time of Closing that would cause such transactions to fail to qualify as a tax-free reorganization.

     3.11 Liquidation of Seller Corp. Promptly following the Closing (but in no event later than 12 months) Seller Corp. shall liquidate and distribute the Shares and rights to receive the Shares to the shareholders of Seller Corp. (or a liquidation trust established by such Shareholders).


                                 ARTICLE IV

                             CONDITIONS OF CLOSING

     4.1 Conditions of Obligations of Purchaser. The obligations of Purchaser to consummate the purchase and sale under this Agreement are subject to the satisfaction of the following conditions, each of which may be waived in writing by Purchaser:

          (a) Representations and Warranties; Performance of Obligations.

              (1) The representations and warranties of Sellers set forth in
Section 2.1 hereof and in each certificate, agreement, document or instrument delivered pursuant hereto on or before the Closing Date or in connection with the transactions contemplated hereby on the Closing Date shall have been and shall be true and correct on and as of the date of this Agreement and shall be true and correct on and as of the Closing Date, as though made on and as of the Closing Date.

              (2) Sellers shall have performed the covenants, agreements and obligations required to be performed by them under this Agreement prior to and on the Closing Date.

              (3) Sellers shall have delivered to Purchaser their certificate confirming the satisfaction of the conditions set forth in subparagraphs (1) and
(2) above and such other matters that Purchaser may reasonably request.

          (b) Delivery of Instruments. Sellers shall have delivered to Purchaser the duly authorized and executed General Conveyance, Transfer and Assignment, and such other conveyance documents that Purchaser may reasonably request to effect the transfer and conveyance of the Business to Purchaser.

          (c) Opinion of Counsel to Sellers. Purchaser shall have received the opinion of Sellers' counsel, dated the Closing Date, in the form of Exhibit 4.1(c) hereto.

          (d) Employment Agreements. Mazner, Schectman and Kirkpatrick shall have executed their respective Employment Agreements with Purchasers in the form of Exhibits 4.1(d)(1), 4.1(d)(2), and 4.1(d(3) hereto, respectively (the "Employment Agreements").

          (e) Registration Rights Agreement. Sellers shall have executed the Registration Rights Agreement in the form of Exhibit 4.1(e) hereto.

          (f) Consents, Notices and Approvals. All consents and approvals of all Persons necessary for the consummation of the Transaction under Seller Corp.'s Articles of Incorporation or Bylaws or any agreement, Permit, law or regulation (including, without limitation, under the Scheduled Contracts and Scheduled Leases), shall have been received and delivered to Purchaser, all notices to any Person required by any of the foregoing to be given in respect of the Transaction prior to Closing shall have been duly given, and all necessary action shall have been taken to assign to Purchaser the Scheduled Contracts, the Scheduled Leases and any other material agreements between Seller Corp. and its shareholders, suppliers, customers and other third parties.

          (g) Purchaser's Investigation. The investigations by Purchaser and its representatives in connection with the proposed transactions shall not have caused Purchaser or its representatives to become aware of any facts or circumstances relating to the business, operations, assets, properties, liabilities, financial condition, results of operations or affairs of Seller Corp., any of the Seller Corp. Sites or any of its other Assets, that, in the sole good faith, reasonable judgment of Purchaser, make it inadvisable for Purchaser to proceed with the transactions contemplated by this Agreement.

          (h) Non-Competition Agreement. Sellers shall have delivered the duly authorized and executed Non-Competition Agreement pursuant to Section 1.2(e).

          (i) Escrow Agreement. Sellers shall have executed the Escrow Agreement in the form of Exhibit 1.4(b).

          (j) Other Matters. Sellers shall have delivered to Purchaser, in form and substance reasonably satisfactory to counsel for Purchaser, such certificates and other evidence as Purchaser may reasonably request as to the satisfaction of the conditions contained in this Section 4.1.

     4.2 Conditions of Obligations of Sellers. The obligations of Sellers to consummate the sale and purchase under this Agreement are subject to the satisfaction of the following conditions, each of which may be waived in writing by Sellers:

          (a) Representations and Warranties; Performance of Obligations. The representations and warranties of Purchaser set forth in Section 2.2 hereof and in each certificate, agreement, document or instrument delivered pursuant hereto on or before the Closing Date or in connection with the transactions contemplated hereby on the Closing Date shall have been and be true and correct on and as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date. Purchaser shall have performed the covenants, agreements and obligations necessary to be performed by it under this Agreement prior to the Closing Date.

          (b) Purchase Price and Other Payments. Purchaser shall have delivered to Seller Corp. the Purchase Price and any other payments required to be made as of the Closing Date pursuant to Article I hereof, and have delivered the Earnout Shares to the Escrow Agent.

          (c) Opinion of Counsel to Purchaser. Sellers shall have received the opinion of Andrews & Kurth L.L.P. dated the Closing Date, in the form of Exhibit 4.2(c) hereto.

          (d) Non-Competition Agreement. Purchaser shall have delivered the duly authorized and executed Non-Competition Agreement pursuant to Section 1.2(e).

          (e) Employment Agreements. Purchaser shall have executed the Employment Agreements with Mazner, Schectman and Kirkpatrick in the forms of Exhibits 4.1(d)(1), 4.1(d)(2) and 4.1(d)(3), respectively.

          (f) Registration Rights Agreement. Purchaser shall have executed the Registration Rights Agreement in the form of Exhibit 4.1(e).

          (g) Escrow Agreement. Purchaser shall have obtained the execution of the Escrow Agreement in the form of Exhibit 1.4(b) by the Escrow Agent and shall have executed and delivered same.

          (h) Other Matters. Purchaser shall have delivered to Sellers, in form and substance reasonably satisfactory to Sellers' counsel, such certificates and other evidence as Sellers may reasonably request as to the satisfaction of the conditions contained in this Section 4.2.

     4.3 Opportunity to Cure. In the event that Purchaser shall notify Sellers, or Sellers shall notify Purchaser, of its decision not to consummate the sale and purchase of the Business hereunder due to the failure of any of the conditions contained in Sections 4.1 or 4.2 hereof to be satisfied, Sellers or Purchaser, as the case may be, shall have the opportunity for a reasonable period of time to take such actions as may be necessary to remedy the circumstances which have resulted in the failure of such conditions to be satisfied.

                                 ARTICLE V

                   CLOSING DATE AND TERMINATION OF AGREEMENT

     5.1  Closing Date.

          (a) Subject to the right of Sellers and Purchaser to terminate this Agreement pursuant to Section 5.2 hereof, the closing for the consummation of the purchase and sale contemplated by this Agreement (the "Closing") shall, unless another date or place is agreed to in writing by Sellers and Purchaser, take place at the offices of Andrews & Kurth L.L.P., 2170 Buckthorne Place, Suite 150, The Woodlands, Texas, at 12:00 noon, Houston time on June 12, 1996 or such other date as the parties may agree upon (the "Closing Date").

          (b) For all purposes hereof, the term "the Effective Time of Closing" shall occur upon the delivery to Purchaser of the General Conveyance, Transfer and Assignment, and the other Operative Documents as contemplated herein on the Closing Date.

     5.2  Termination of Agreement.

          (a) This Agreement may, by written notice given at or prior to Closing in the manner hereinafter provided, be terminated or abandoned:

              (1) in the event that the Effective Time of Closing shall not have occurred on or before June 30, 1996, by Sellers or by Purchaser unless Sellers and Purchaser otherwise agree in writing;

              (2) by Purchaser if a default or breach shall be made by Sellers with respect to the due and timely performance of any of their covenants and agreements contained herein, or with respect to the correctness of or due compliance with any of their representations and warranties contained in Article II hereof, and such default cannot be cured and has not been waived;

              (3) by Sellers if a default or breach shall be made by Purchaser with respect to the due and timely performance of any of its covenants and agreements contained herein, or with respect to the correctness of or due compliance with any of its representations and warranties contained in Article II hereof, and such default cannot be cured and has not been waived; or

              (4) by mutual consent of Sellers and Purchaser;

          (b) No termination of this Agreement, whether pursuant to this Section
5.2 or otherwise, shall terminate or impair any claim by Sellers or by Purchaser against the other based upon any breach of Section 3.5 hereof, nor shall it terminate any obligations of any party to the other with respect to confidentiality under Section 3.1(b) hereof.


                                 ARTICLE VI

                           INDEMNIFICATION AND ESCROW

          6.1 Survival of Representations and Warranties All representations, warranties and (except as provided by the following sentence) covenants of the parties or any authorized representative thereof contained in this Agreement or in any schedule or exhibit hereto, or in any certificate, document or other instrument delivered in connection herewith, shall terminate and cease to be of further force and effect as of the expiration of two years following the Closing Date (the "Escrow Period"). Those covenants that expressly contemplate or involve actions to be taken or obligations in effect after the Closing shall survive in accordance with their terms.

           6.2  Indemnity.

                (a) Sellers, jointly and severally, agree to indemnify and hold Purchaser and Purchaser's officers, directors, shareholders, Affiliates, employees, agents and employee plan fiduciaries ("Indemnitees") harmless from any and all damages, losses (which shall include any diminution in value), shortages, liabilities (joint or several), payments, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses (including without limitation, fees, disbursements and expenses of attorneys, accountants and other professional advisors and of expert witnesses and costs of investigation and preparation but excluding Assumed Liabilities) of any kind or nature whatsoever (collectively "Damages"), directly or indirectly resulting from, relating to or arising out of:

                   (1) any breach of or inaccuracy in any representation or warranty of Sellers contained in Section 2.1 or in any Operative Document;

                   (2) any breach or non-performance, partial or total, by either Seller of any covenant or agreement of Sellers (or any affiliate or subsidiary thereof) contained in this Agreement or in any Operative Document;

                   (3) the ownership, management or use of the Assets prior to the Effective Time of Closing; the conduct of the Business prior to the Effective Time of Closing, the products manufactured or sold by Seller Corp. prior to the Effective Time of Closing (other than Damages attributable to defects that are in Products in Inventory at the Effective Time of Closing to the extent the defects resulted from Purchaser's negligence after the Effective Time of Closing); all contracts, agreements, obligations, commitments and liabilities of Seller Corp. of every kind and character relating in any way to the assets or the business of Seller Corp. other than the Assumed Obligations; Sellers' noncompliance with the bulk transfer provisions of the Uniform Commercial Code (or any similar law) in connection with the sale and transfer of the Assets and the Business to Purchaser; and, all pension, retirement, bonuses, severance pay, salaries and all other compensation and benefits of whatsoever nature (including all liabilities to any Person under ERISA and all liabilities to any Governmental Body) attributable to service to or employment by Seller Corp. prior to the Effective Time of Closing;

                   (4) any labor organization claiming it had any right to represent any employees of Seller Corp. who are employed by Purchaser subsequent to the Closing Date of this Agreement, where such claims for representation arise out of circumstances existing prior to the Closing Date; and

                   (5) any losses or costs of defending against any claims which may be made against Purchaser by any Person claiming violations of any local, state, or federal laws relating to the employment relationship, including, but not limited to, wages, hours, concerted activity, nondiscrimination, occupational health and safety and the payment and withholding of Taxes, not assumed by Purchaser where such claims arise out of circumstances occurring prior to the Closing Date.

          Notwithstanding any provision to the contrary in this Agreement, (i) Sellers shall have no liability under this Section 6.2 or otherwise unless and until the aggregate amount of such liability exceeds the sum of $10,000.00, and
(ii) in no event whatsoever shall the aggregate liability of Seller Corp. and the Shareholders under this Agreement or any other matters arising out of this Agreement or the Operative Documents or relating to the matters therein (including all costs, expenses and attorneys' fees paid or incurred by Seller Corp. and/or the Shareholders in connection therewith or with respect to the curing of any and all misrepresentations or breaches under this Agreement but excluding any liability resulting from fraud or intentional misconduct) exceed the amount of the Escrow Shares held by Purchaser as provided in Section 1.4(a) hereof and the sole recourse of Purchaser or its successors and assigns with regard to any such liability shall be forfeiture and cancellation of the Escrow Shares. From and after the Closing Date, the Escrow Shares shall be legally outstanding and shall be shown as issued and outstanding on Purchaser's financial statements. Sellers shall have the right to vote, and to receive dividends declared on, the Escrow

Shares during the period the Escrow Shares are held in escrow. The Escrow Shares are not subject to forfeiture or return in the event of any Person's death or bankruptcy, or the failure of Mazner, Schectman or Kirkpatrick to continue employment with Purchaser.

     6.3  Procedure.

          (a) If a claim by a third party is made against any Indemnitee or in the event that an Indemnitee determines, in good faith, that an event has occurred which gives rise to a claim for Damages (together, a "Claim"), and if such Indemnitee intends to seek indemnity with respect thereto under this
Article VI, the Indemnitee shall follow the procedure provided in the Escrow Agreement. Purchaser shall be entitled to control the defense of any Claim brought against Purchaser or any Indemnitee, in its sole discretion, provided however that Sellers shall be entitled to participate in any such defense at its expense. Notwithstanding the above, Purchaser agrees that it will not, with respect to any Claims which are subject to indemnification hereunder, settle any such Claim without the consent of Seller Corp. or its designee, which will not be unreasonably withheld.

     6.4 No Third Party Beneficiaries. The foregoing indemnification is given solely for the purpose of protecting the parties to this Agreement and the Indemnitees and shall not be deemed extended to, or interpreted in a manner to confer any benefit, right or cause of action upon, any other Person.

                                 ARTICLE VII

                                 MISCELLANEOUS

          7.1 Further Actions. From time to time, as and when requested by Purchaser, Sellers shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may be reasonably necessary to transfer, assign and deliver to Purchaser or its permitted assigns the Business (or to evidence the foregoing) and to consummate and to effect the other transactions expressly required to be performed by Sellers hereunder.

          7.2 No Broker. Sellers represent and warrant to Purchaser that they have no obligation or liability to any broker or finder by reason of the transactions which are the subject of this Agreement. Sellers agree to indemnify the Purchaser against, and to hold the Purchaser harmless from, at all times after the date hereof, any and all liabilities and expenses (including without limitation legal fees) resulting from, related to or arising out of any claim by any Person for brokerage commissions or finder's fees, or rights to similar compensation, on account of services purportedly rendered on behalf of Sellers, in connection with this Agreement or the Transaction.

          7.3 Expenses. Except as otherwise specifically provided herein, Sellers and Purchaser shall each bear their own legal fees, accounting fees and other costs and expenses with respect to the negotiation, execution and the delivery of this Agreement and the consummation of the Transaction, and Seller Corp. will pay its expenses after the Effective Time of Closing out of the Purchase Price proceeds paid by Purchaser to Seller Corp. pursuant to
Section 1.4. Notwithstanding anything herein to the contrary, (i) in the event the Transaction is not consummated, Purchaser shall reimburse Sellers for the reasonable legal and accounting expenses incurred by Sellers prior to June 13, 1996, in connection with the Transaction, not in excess of Twenty Thousand Dollars ($20,000.00) (which may be increased by Purchaser in its sole discretion) in the aggregate, and (ii) in the event the Transaction is consummated, Purchaser shall assume the reasonable legal and accounting expenses incurred by Sellers in connection with the Transaction, but not in excess of Thirty Thousand Dollars ($30,000) in the aggregate.

     7.4 Entire Agreement. This Agreement, the Exhibits hereto (including without limitation the Confidentiality Agreement referred to in Section 3.1(b)), contain, and are intended by the parties as a final expression of, the entire agreement between Sellers and Purchaser with respect to the transactions contemplated by this Agreement and, except as provided in Section 3.1(b), supersedes all prior oral or written agreements, arrangements or understandings with respect thereto.

     7.5 Descriptive Headings. The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

     7.6 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and shall be delivered either personally or by telegram, telex, telecopy or similar facsimile means, by registered or certified mail (postage prepaid and return receipt requested), or by express courier or delivery service, addressed as follows:

          If to Sellers:         Bookmaker Corporation
                                 2470 El Camino Real, Suite 108
                                 Palo Alto, California 94306
                                 Attention: President
                                 Telecopy No. (415) 856-4734

          With a copy to:        Wilson Sonsini Goodrich & Rosati
                                 650 Page Mill Road
                                 Palo Alto, California 94304
                                 Attention: Steve Bochner
                                 Telecopy No. (415) 496-4086

          If to Purchaser:       The ForeFront Group, Inc.
                                 1360 Post Oak Blvd., Suite 1660
                                 Houston, Texas 77056
                                 Attention: President
                                 Telecopy No. (713) 961-1149

          With copies to:        Andrews & Kurth L.L.P.
                                 2170 Buckthorne Place, Suite 150
                                 The Woodlands, Texas 77380
                                 Attention: Jeffrey R. Harder
                                 Telecopy No. (713) 364-9538

or at such other address and number as either party shall have previously designated by written notice given to the other party in the manner hereinabove set forth. Notices shall be deemed given when received, if sent by telegram, telex, telecopy or similar facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by telex, telecopy or other facsimile means); and when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail.

     7.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas (other than the choice of law principles thereof).

     7.8 Assignability. This Agreement shall not be assignable otherwise than by operation of law by any party without the prior written consent of the other parties, and any purported assignment by any party without the prior written consent of the other parties shall be void; provided, however, that Seller Corp. and its shareholders may assign their rights hereunder to each other and to a trust or corporation formed in connection with the liquidation of Seller Corp.

     7.9 Waivers and Amendments. Any waiver of any term or condition of this Agreement, or any amendment or supplementation of this Agreement, shall be effective only if in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

     7.10 Third Party Rights. Notwithstanding any other provision of this Agreement, this Agreement shall not create benefits on behalf of any Person who is not a party to this Agreement (including without limitation any broker or finder, notwithstanding the provisions of Section 7.2 hereof), and this Agreement shall be effective only as between the parties hereto, their successors and permitted assigns; provided, however, that the Indemnitees are intended third party beneficiaries hereof to the extent provided in Article VI.

     7.11 Severability. In the event that any provision contained in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions of this Agreement shall not, at the election of the party for whose benefit the provision exists, be in any way impaired.

     7.12 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one Agreement.

     7.13 Tax Effects of Transaction. Except as provided in Section 3.10, neither Sellers nor Purchaser have made nor do either of them make herein any representation or warranty as to the tax consequences of the Transaction to any party or to the Shareholders. It is understood and agreed that each party has looked to its own advisors for advice and counsel as to such tax effects.

     7.14  Employees.

           (a) Sellers will terminate the employment of all the officers and employees performing services relating to the Business at the Effective Time of Closing. Except as set forth in Section 7.14(b) or included in the Assumed Liabilities Sellers shall be responsible for, and indemnify and hold the Indemnitees harmless from, all Damages resulting from, relating to, or arising out of (1) such termination of employment and (2) Employees' employment contracts, collective bargaining agreements and pension and other employee plans and agreements, including administrative and other costs of plan termination. The indemnity provided in this Section shall be included in the indemnity provided in Section 6.1 and subject to the terms of Article VI in all respects.

           (b) Sellers will permit Purchaser to offer employment to some or all of the Employees prior to or on the Effective Time of Closing, and Purchaser will inform Sellers of the names of any Employees who are offered employment and of any Employees whom it employs. Purchaser shall have full and absolute discretion in determining the terms, conditions and benefits relating to such employment, subject to the provisions in the following sentence.
Notwithstanding anything herein to the contrary, (i) nothing herein shall alter or affect the terms of the Employment Agreements attached as Exhibits 4.1(d)(1), 4.1(d)(2) and 4.1(d)(3), and (ii) Purchaser shall provide each employee of Seller Corp. (other than the Shareholders) on the Effective Time of Closing with a ninety day employment contract from the Closing Date and thirty days severance, except for Stan Otani, who shall have a ninety day contract and ninety days severance, and Bill Gallinger, who shall have a one-year contract from the Closing Date.

           (c) Nothing contained in this Agreement shall obligate Purchaser to continue the employment of any Employee (except as provided in the last sentence of Section 7.14(b)). Nothing in this Section 7.14 is intended to create any claim or right on the part of any employee of Sellers and no such employee shall be entitled to assert any claim or right hereunder.

     7.15  Access to Records.

           (a) Following the Effective Time of Closing, Purchaser shall give to Sellers free and unrestricted access to (and the right to make copies at the expense of Sellers) the Records and to the extent that such were purchased by Purchaser hereunder and relate to the business, operations, income, expenses and assets of Seller Corp. existing on, accruing or arising prior to or occurring prior to Effective Time of Closing, but any access pursuant to this Section 7.15 shall be conducted in such manner as not to interfere unreasonably with the operations of the Business following the Effective Time of Closing.

           (b) Following the Effective Time of Closing, Sellers shall give to Purchaser free and unrestricted access to (and the right to make copies at the expense of Purchaser) the books, files, records and Tax returns and supporting schedules and work papers of Seller Corp. to the extent that such relate to the business, operations, income, expenses and assets of Seller Corp. existing on, accruing or arising prior to or occurring prior to the Effective Time of Closing, but any access pursuant to this Section 7.15 shall be conducted in such manner as not to interfere unreasonably with the operations of the business of Sellers following the Effective Time of Closing. Sellers shall (i) provide Purchaser with such assistance as may reasonably be requested in connection with the preparation of any Tax Return, audit, or other examination by any taxing authority or judicial or administrative proceedings relating to liability for Taxes, (ii) retain and provide Purchaser with any records or other information that may be relevant to such Tax Return, audit or examination, proceeding, or determination, and (iii) provide Purchaser with any final determination of any such audit or examination, proceeding, or determination that affects any amount required to be shown on any Tax Return affected by the business, operations, income, expenses or assets of Seller Corp. for any period. Without limiting the generality of the foregoing, Sellers shall retain, until the applicable statutes of limitations (including any extensions) have expired, copies of all Tax Returns, supporting work schedules, and other records or information that may be relevant to such returns for all tax periods or portions thereof ending before or including the Closing Date and shall not destroy or otherwise dispose of any such records without first providing Purchaser with a reasonable opportunity to review and copy the same.

     7.16 Disclosure. Any disclosure made by any of Sellers on any Schedule to this Agreement shall be deemed disclosed on any other Schedule to which such disclosure applies.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                            PURCHASER:

                                            THE FOREFRONT GROUP, INC.


                                            By:
                                               ----------------------------
                                            Name:
                                                 --------------------------
                                            Title:
                                                  -------------------------


                                            SELLERS:


                                            ------------------------------
                                            Martin Mazner


                                            ------------------------------
                                            Hal Schectman


                                            ------------------------------
                                            Chris Kirkpatrick


                                            BOOKMAKER CORPORATION


                                            By:
                                               ----------------------------
                                            Name:
                                                 --------------------------
                                            Title:
                                                  -------------------------

                                    ANNEX A

                                  DEFINITIONS


        "Accountant": As defined in Section 1.4(c).

        "Accounts": As defined in Section as defined in Section 1.2(b)(11).

        "Affiliate": Any Person that, directly or indirectly, controls, or is controlled by or under common control with, another Person. For the purposes of this definition, "control" (including the terms "controlled by" and "under common control with"), as used with respect to any Person, means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

        "Agreement": As defined in the introductory paragraph of this Agreement.

        "Assets" and "Asset":  As defined in Section 1.2(a).

        "Assumed Liabilities":  As defined in Section 1.5(a).

        "Assumption Agreement": As defined in Section 1.6.

        "Audited Balance Sheet":  As defined in Section
2.1(c)(1).

        "Backlog Orders":  As defined in Section 1.2(b)(10).

        "Balance Sheets": As defined in Section 2.1(c).

        "Business":  As defined in the recitals of this Agreement.

        "Claim":  As defined in Section 6.3(b).

        "Closing":  As defined in Section 5.1.

        "Closing Date": As defined in Section 5.1.

        "Closing Shares": As defined in Section 1.3(a).

        "Code":  As defined in Section 1.4(c).

        "Common Stock": The common stock, par value $.01, issued by The ForeFront Group, Inc., a Delaware corporation.

        "Damages": As defined in Section 6.2.

        "Defined Benefit Plan":  As defined in Section 2.1(j)(1).

        "Earnout Shares":  As defined in Section 1.4(b).

        "Effective Time of Closing": As defined in Section 5.1(b).

        "Employees":  As defined in Section 2.1(j)(1).

        "Employment Agreements": As defined in Section 4.1(d).

        "Environmental Event":  As defined in Section 2.1(A).

        "Environmental Law":  As defined in Section 2.1(B).

        "Environmental Materials":  As defined in Section 2.1(C).

        "Equipment":  As defined in Section 1.2(b)(4).

        "ERISA": Employee Retirement Income Security Act of 1974, as amended.

        "Escrow": As defined in Section 1.4(b).

        "Escrow Agent":  Texas Commerce Bank, N.A.

        "Escrow Agreement":  As defined in Section 1.4(b).

        "Escrow Period": As defined in Section 6.1.

        "Escrow Shares": As defined in Section 1.3(a).

        "Excess Liability Amount": As defined in Section 1.5(d).

        "Excluded Assets": As defined in Section 1.2(c).

        "Financial Statements":  As defined in Section 2.1(c).

        "Fixed Earnout Shares": As defined in Section 1.4(b).

        "Fixtures and Improvements": As defined in Section 1.2(b)(2).

        "GAAP":  As defined in Section 1.3(c).

        "General Conveyance, Transfer and Assignment": As defined in Section 1.6(a).

        "Governmental Approvals":  As defined in Section 2.1(D).

        "Governmental Authority":  As defined in Section 2.1(E).

        "Governmental Body or Bodies": Any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

        "Gross Revenue": All revenue attributable to sales of products associated with the Business which are acquired from Seller Corp. as determined in accordance with GAAP.

        "Indemnitees":  As defined in Section 6.2(a).

        "Instruments":  As defined in Section 2.1(j).

        "Intangible Assets": As defined in Section 1.2(b)(6).

        "Intellectual Property": As defined in Section 1.2(b)(6).

        "Interim Balance Sheet": As defined in Section 2.1(c)(2).

        "Interim Financial Statements": As defined in Section 2.1(c)(1).

        "Inventories":  As defined in Section 1.2(b)(9).

        "Leased Property": As defined in Section 1.2(b)(1).

        "Lien": All mortgages, deeds of trust, liens (including, without limitation, all consensual liens and all statutory liens in favor of, or for the benefit of, any Governmental Body, security interests, pledges, conditional sale contracts, claims, rights of first refusal, options, charges, liabilities, obligations, agreements, privileges, liberties, easements, rights-of-way, limitations, reservations, restrictions and other encumbrances of any kind.

        "Material Adverse Effect": means (a) Any change, development or effect (individually or in the aggregate) in the general affairs, management, business, results of operations, condition (financial or otherwise), assets, liabilities or prospects (whether or not the result thereof would be covered by insurance) that would be material and adverse to Seller Corp., or (b) any fact or development that would (individually or in the aggregate), impair Sellers' ability or obligations to perform on a timely basis any material obligations they have under this Agreement.

        "Multi-Employer Plan":  As defined in Section 2.1(j)(1).

        "Non-Competition Agreement": As defined in Section 1.2(e).

        "Operative Documents": This Agreement and all other agreements, instruments, documents, and certificates executed and delivered by or on behalf of Sellers or Purchaser at or before the Closing pursuant to this Agreement.

        "Order": Any order, writ, injunction, decree, judgment, award or determination of any court or Governmental Body.

        "PBIT" ("Profits Before Income Taxes"): Gross Revenue less returns, less all direct costs of goods sold, less all direct sales and marketing costs, and less all direct general and administrative costs associated with the operation of the new office of Purchaser where Bookmaker will be operated. In addition to "direct" costs associated with the Bookmaker operations, appropriate allocable expenses shall be considered for purposes of this calculation. Revenues and costs discussed above shall be in accordance with GAAP.

        "PBGC":  As defined in Section 2.1(j).

        "Permits": All permits, authorizations, certificates, approvals, registrations, variances, exemptions, rights-of-way, franchises, privileges, immunities, grants, ordinances, licenses and other rights or every kind and character (a) under any (1) federal, state, local or foreign statute, ordinance or regulation, (2) Order, (3) contract with any Governmental Body or (b) granted by any Governmental Body.

        "Permitted Encumbrances":  (a) Liens for nondelinquent ad valorem
Taxes due under the Leases, nondelinquent statutory Liens arising other than by the default or other breach of Sellers; (b) such Liens, minor imperfections of title, or easements on leasehold estates, or personalty as do not in any material respect detract from the value thereof and do not interfere with the present use of the property subject thereto; and (c) Liens listed on Schedule 2.1(d) hereto.

        "Person": An individual, partnership, joint venture, corporation, bank, trust, unincorporated organization or a Governmental Body.

        "Plans":  As defined in Section 2.1(j).

        "Products": All products manufactured, produced, marketed or distributed by Seller Corp.

        "Purchase Price": As defined in Section 1.3(b).

        "Purchaser Common Stock": As defined in Section 1.3.

        "Purchaser Financials": As defined in Section 2.2(g).

        "Realty Rights":  As defined in Section 1.2(b)(3).

        "Records":  As defined in Section 1.2(b)(13).

        "Registration Rights Agreement": As defined in Section 4.1(e).

        "Scheduled Contracts":  As defined in Section 1.2(b)(8).

        "Scheduled Leases":  As defined in Section 1.2(b)(1).

        "SEC Documents": As defined in Section 2.2(g).

        "SEC Laws": As defined in Section 2.2(g).

        "Seller Corp. Sites":  As defined in Section 2.1(p)(1).

        "Sellers' Knowledge":  As defined in Section 2.1(G).

        "Tax Obligations": As defined in Section 1.5(b)(3).

        "Tax Returns":  As defined in Section 2.1(g)(1).

        "Tax and Taxes": Any Federal, state, local, foreign or other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lien, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, customs, duties, or other taxes, fees, assessments or charges of any nature whatsoever (including, without limitation interest, penalties, additions to tax, or additional amounts with respect thereto) imposed by any law rule or regulation.

        "Transaction": The sale and purchase of the Assets, assignment and assumption of certain liabilities, and performance of covenants, in each case as contemplated by this Agreement.

        "Unaudited Financial Statements": As defined in Section 2.1(c)(1).

        "Variable Earnout Shares": As defined in Section 1.4(b).